Exhibit 99.1

Alex Kelly Senior Vice President Investor Relations

Forward-Looking Statement This presentation contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, statements about the benefits of the merger between Merck and Schering-Plough, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period; the impact of pharmaceutical industry regulation and health care legislation; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; Merck's ability to accurately predict future market conditions; dependence on the effectiveness of Merck's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the US and internationally and the exposure to litigation and/or regulatory actions. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck's Form 10-K for the year ended Dec. 31, 2010, which the Company incorporates by reference.

No Duty to Update The information contained in the presentation set forth below was current as of November 10, 2011. While this presentation remains on the company's website the company assumes no duty to update the information to reflect subsequent developments. Consequently, the company will not update the information contained in the presentation and investors should not rely upon the information as current or accurate after November 10, 2011.

Ken Frazier President, Chief Executive Officer

Merck is... Reaffirming commitment to innovation - exciting pipeline with potential important pipeline catalysts coming in 2012 & 2013 Confident in our long-term growth prospects and committed to execution and delivering strong short-term performance Operating as one company after successful integration Executing a 4-part strategy that delivers superior shareholder returns and global leadership

Executing Our Plan: Accelerating Growth in 2011 +5% YTD Sept ? Accelerate top-line growth $2.8 B in net synergies ? Reduce costs >$500 M in EM and product launches ? Allocate resources to drive growth +10% YTD Sept ? Grow bottom line faster 5 Regulatory filings 5 Approvals Disappointments x ? ? Advance the pipeline EM=Emerging Markets

Looking Ahead to 2012 Advance innovative R&D pipeline Deliver strong operating performance Maintain revenues near 2011 levels Achieve a leveraged P&L Increase shareholder value 2012 Financial targets to be issued February 2012

R&D and Business Briefing Agenda Reviewing our strategy Increasing ROI on R&D Advancing the R&D pipeline Executing on commercial strategy to drive revenue

Merck Is Firmly Committed to Innovation

Merck's Strategy for Growth & Creating Shareholder Value Optimize Core Business Grow in Key Markets Extend Complementary Businesses Manage Costs & Invest for Growth Increase Shareholder Return

Merck's Strategy for Optimizing the Core Optimize Core Business Maximize growth of in-line products and diversified brands portfolio Capitalize on late stage pipeline through launch excellence Drive higher return on investment across R&D portfolio Acquire external innovation to build leadership and gain new mechanisms of action

Merck is Committed to the Full Spectrum of Scientific Innovation First-In-Class Best-In-Class Innovative Branded Generics LCM - New Indications LCM - New Combinations & Formulations Differentiated Customer Value Risk High High Low Low Biosimilars LCM=Life Cycle Management

Multiple Upcoming Launch Opportunities

Approved 2011	Filed 2011[1]	File 2012[1]	File 2013[1]
• CUBICIN (J) • JUVISYNC (US) • VICTRELIS • SYLATRON (US) • ZOELY (EU)	• Ezetimibe + Atorvastatin (US) • JANUMET XR (US) • NOMAC/E2[2] (US) • Ridaforolimus • Tafluprost[2] (US)	• BRIDION (US) • ELONVA (US) • Suvorexant (US) • V503 for HPV	• AIT Grass • AIT Ragweed • Odanacatib • TREDAPTIVE (US)

1. Anticipated filing date; Vorapaxar filing to be determined based on data from TRACER and TRA-2P trials
2. Complete Response letter from the FDA received in November 2011

MERCK

Merck is Growing Faster than Market in Key Countries Exceed market growth rates in high growth, high volume emerging markets and Japan Build local capabilities and execute partnerships to strengthen presence in key markets US Japan China 106 108 102.5 Market Reference Grow in Key Markets

2011 Business Development Actions Strengthen Presence in Key Markets

Extends value of R&D and commercial investments Rx-to-OTC switch Long-lived brands Overlapping channels Attractive operating margins Megatrends drive growth Merck Consumer Care is well situated for growth Consumer Care is a Good Strategic Fit Extend Complementary Businesses

Merck Consumer Care Has Attractive Fundamentals Megatrends Increasing emphasis on wellness Growing payer interest in shifting costs to consumers Burgeoning population and income levels in emerging markets Expanding marketing & channel synergies across Rx and OTC Value Drivers Potential of Rx-to-OTC switches Strength in product segments; favorable relationships with retailers and consumers Emerging market opportunities Robust innovation cycle

Merck Animal Health is Well Situated to Lead Merck is a leading global Animal Health company Pharmaceutical and vaccine based Strong innovative foundation Leveraging R&D innovations Attractive operating margins Megatrends support growth

Animal Health is a Growing Market with Attractive Megatrends Megatrends $20 B market in 2010 5.6% CAGR (2010-2017) Growing global affluence drives protein consumption Continuing growth in largest segment ? companion animals Value Drivers Focus R&D investment on innovation and state-of-the-art science Capitalize on rapid growth of companion animals segment CAGR=Compound Annual Growth Rate

Managing Costs While Investing for Future Growth Establish a culture of continuous productivity gains Reinvest some savings where return is justified to drive growth and profitability Additional savings announced in July 2011 Manage Costs Progress toward original merger synergy target Billions Target Achieved Remaining

Priorities for Capital Allocation Operate the Business Invest in Compelling Growth Opportunities Return Cash to Shareholders Share Repurchase Dividend 1 2 3

Deploying Cash to Drive Business Growth through Business Development Top Business Development Priorities Actively pursue new products to build leadership in key areas Expand product offerings and capabilities in emerging markets Enhance value of Animal Health and Consumer Care businesses

Actively Buying Back Shares Dividends Paid Share Repurchase Total: Dividend + Repurchases 2010 $4.7 billion $1.6 billion $6.3 billion 2011 (YTD 11/01) $4.6 billion $1.6 billion $6.2 billion Total $9.3 billion $3.2 billion $12.5 billion ~ $4.7 billion remains on share repurchase authorization

Peter S. Kim President, Merck Research Laboratories

Outline Introduction Driving Positive Return on Investment Across R&D Near term Longer term Pipeline Highlights Oncology Respiratory and Immunology Vaccines Break Merck BioVentures: Michael Kamarck Infectious Diseases: Roger Pomerantz Cardiovascular Diseases: Michael Mendelsohn Diabetes and Endocrinology: Nancy Thornberry Neuroscience: Darryle Schoepp

Today's Pipeline Highlights Eight anticipated NME filings in 2012-2013, including BRIDION: reversal of neuromuscular blockade Odanacatib: osteoporosis Suvorexant: chronic insomnia TREDAPTIVE: atherosclerosis V503: HPV associated cancer prevention Two potentially transformative candidates in clinical development Anacetrapib: Phase III - atherosclerosis BACE inhibitor (MK-8931): Phase I - Alzheimer's Disease Three new best-in-class1 candidates have progressed to Phase IIb MK-3102: once-weekly DPP-4 inhibitor for diabetes MK-3222: Anti-IL-23 antibody for psoriasis MK-5172: pan-genotypic protease inhibitor for hepatitis C virus 1. Best-in-Class (BIC)=next-in-class drug with meaningful differentiation; NME = New Molecular Entity

Pipeline Has Progressed During Integration: (Nov 2009-2011) 8 NME and Combination Product Approvals 3 Additional NMEs and Combination Products are Under Review 8 Phase III Starts

Merck Pipeline November 4, 2011

Phase II	Phase II	Phase III	Phase III
Allergy, Immunotherapy[1] MK-8237	➡ Hepatitis C MK-5172	Allergy, Grass Pollen[1] MK-7243	Fertility, corifollitropin alfa for injection, MK-8962 (US)
Cancer dalotuzumab	➡ Insomnia MK-3697	Allergy, Ragweed[1] MK-3641	➡ Hepatitis C vaniprevir[3]
➡ Cancer MK-1775	Insomnia MK-6096	Atherosclerosis MK-0524A (US)	➡ Herpes Zoster Inactivated VZV vaccine , V212
➡ Cancer MK-2206	➡ Overactive Bladder MK-4618	Atherosclerosis MK-0524B	HPV-related Cancer, V503 HPV vaccine (9 valent)
Cancer dinaciclib	➡ Pneumoconjugate vaccine V114	Atherosclerosis anacetrapib	Insomnia suvorexant
Contraception, Medicated IUS MK-8342	➡ Psoriasis MK-3222	➡ Atrial Fibrillation vernakalant IV (US)[2]	Neuromuscular blockade reversal, BRIDION (US)
➡ Diabetes Mellitus MK-3102		➡ *Clostridium difficile* Infection MK-3415A	Osteoporosis odanacatib
		COPD ZENHALE (EU)	➡ Parkinson's Disease preladenant
		➡ Diabetes and Atherosclerosis sitagliptin/atorvastatin MK-0431E	➡ Pediatric hexavalent combination vaccine, V419
			Thrombosis vorapaxar

1. North American rights only
2. Vernakalant IV for atrial fibrillation started Phase III clinical trials in August 2003 sponsored by Cardiome in collaboration with Astellas.
3. For development in Japan only

➡ Moved forward since last pipeline update May 2010

MERCK

Advancing the R&D Pipeline

File 2012[1]	File 2013[1]	File 2014[1]
• BRIDION (US)	• AIT Grass (US)	• Preladenant
• ELONVA (US)	• AIT Ragweed (US)	• Vaniprevir (J)
• Suvorexant (US)	• Odanacatib	• MK-0431E
• V503 for HPV	• TREDAPTIVE (US)	• MK-0524B
		• MK-3415A for *C. difficile*
		• V212 inactivated VZV
		• V419 pediatric vaccine

1. Anticipated filing date; Vorapaxar filing TBD based on data from TRACER and TRA-2P trials
VZV=varicella zoster virus

MERCK

Outline Introduction Driving Positive Return on Investment Across R&D Near term Longer term Pipeline Highlights Oncology Respiratory and Immunology Vaccines

Actions to Improve Return on Investment in the Near Term Rigorous portfolio prioritization with a high bar for proceeding Advance programs that offer significant medical advances and that provide a robust return on investment (ROI) on a probability-of-success (POS) adjusted basis Ongoing process that occurs on a regular basis Process is led by Merck Research Laboratories and Global Human Health Leadership Deprioritized programs have value and are being outlicensed

2011 Life Cycle Management Prioritization Cumulative Net Present Cost (NPC) Cumulative Probability-of-Success Adjusted Net Present Value (NPV) Project Lower ROI Higher ROI

2011 Life Cycle Management Prioritization Cumulative Net Present Cost (NPC) Cumulative Probability-of-Success Adjusted Net Present Value (NPV) = Plotted ROI Incremental NPC Incremental NPV Project Lower ROI Higher ROI

2011 Life Cycle Management Prioritization Cumulative Net Present Cost (NPC) Cumulative Probability-of-Success Adjusted Net Present Value (NPV) Lower ROI Higher ROI Maintain Competitive Position FDA Feedback Funded

Reduction of Annual R&D Cost by >$600M while Continuing Investment in Key Programs 2005-2009 CAGR Legacy Merck: +6.9% Legacy Schering-Plough: +20.2% 1. Represents legacy Merck and Schering-Plough combined R&D spend for 2009 CAGR=Compound Annual Growth Rate $8.61 $8.2 $7.8-8.0 6.5 7.0 7.5 8.0 8.5 9.0 2009 2010 2011 Estimate Billions

Changes to Improve ROI over the Long Term Best-in-class1 in addition to first-in-class products Early go/no-go decisions Priority disease areas (pre proof-of-concept) Increased commitment to external licensing and research Biologic therapeutics 1. Best-in-Class (BIC)=next-in-class drug with meaningful differentiation

Recently Approved Merck Products are Often First-In-Class (2002-2011)

Diversification within the Core Scientific Innovation Continuum First-In-Class Best-In-Class1 LCM - New Indications Innovative Branded Generics LCM - New Combinations & Formulations Differentiated Customer Value Risk High High Low Low Biosimilars 1. Best-In-Class (BIC)=next-in-class drug with meaningful differentiation

Best-In-Class1 and First-In-Class Intent: A Major Mindset and Strategic Change within MRL Every discovery program must now have an explicit intent - either to be best-in-class (meaningful differentiation) or first-in-class for a mechanism MRL actively evaluates all new programs achieving clinical proof-of-concept (by Merck or our competitors) to determine if a best-in-class program should be initiated Three recent Phase IIb candidates are best-in-class programs MK-3102: Once-weekly DPP-4 inhibitor for diabetes MK-3222: Anti-IL-23 antibody for psoriasis MK-5172: Pan-genotypic protease inhibitor for hepatitis C virus 1. Best-In-Class (BIC)=next-in-class drug with meaningful differentiation

Changes to Improve ROI over the Long Term Best-in-class1 in addition to first-in-class products Early go/no-go decisions Biomarkers Modeling and Simulation Priority disease areas (pre proof-of-concept) Increased commitment to external licensing and research Biologic therapeutics 1. Best-In-Class (BIC)=next-in-class drug with meaningful differentiation 2.

Making Early "Go" and "No-Go" Decisions 2006: Created Experimental Medicine, Imaging and Molecular Profiling Departments Focus: innovative experimental medicine studies and human biomarkers 2010: Created separate Modeling and Simulation Department Inputs: data, scientific knowledge and clearly defined assumptions Outputs: integrated mathematical knowledge for improved understanding of observations and predictions to enhance decision-making MRL Decisions Using Biomarkers or Modeling & Simulation Time Period Early Go Early No-Go 2002-2005 1 0 2006-2008 7 12 2009-2011 22 22

Early "Go" Decision: Direct to Phase IIb for Suvorexant Polysomnography (PSG) records changes in the body that occur during sleep A Phase I PSG study in healthy subjects evaluated suvorexant These results enabled an early go decision and dose focusing for Phase IIb, saving ~12-18 months Phase I in Healthy Subjects Early Go to Phase IIb Phase I Phase IIa Phase III Phase IIb ~12-18 months Blood oxygen level Sleep stage Polysomnogram record (over time) EEG Breathing Illustrative PSG Components

Early "No-Go" Decision: MK-1421 for Type 2 Diabetes MK-1421, targeting a novel mechanism for diabetes, showed robust preclinical efficacy Graded glucose infusion (GGI) evaluates mechanisms that work via insulin secretion Phase I GGI study results: very high concentrations of MK-1421 do not provoke insulin secretion No-go decision from first Phase I study For MK-1421 For novel mechanism Insulin Secretion Rate During GGI Time (min) 0 20 40 60 80 100 120 140 160 Insulin Secretion Rate Mean +- SE (ng/minute) 0 1 2 3 4 5 6 Placebo (N=8) Exenatide 5 mcg (N=8) Time (min) 0 20 40 60 80 100 120 140 160 0 1 2 3 4 5 6 Placebo MK-1421 (High dose) Ramp Glucose Infusion Rate Insulin Secretion Rate Mean +- SE (ng/minute) Phase I Phase IIa No-Go made ~1-2 years earlier than traditional approaches

Modeling and Simulation: Accelerated Dose Selection for BACE Inhibitor Early biomarker results demonstrated robust CSF A^ lowering, but incompletely characterized the dose response Traditional approach: complete additional Phase I biomarker studies to map the dose response Modeling and Simulation approach: modeled biomarker dose response was used to select doses for Phase II drug supply manufacturing Additional Phase I study conducted in parallel will enable earlier Phase II start by ~4 months Predicted A^40 dose responses -100 -80 -60 -40 -20 0 Dose (log scale) AUC Abeta CSF % change 90% reduction 75% reduction BACE=^-site amyloid precursor protein-cleaving enzyme CSF=cerebral spinal fluid

Changes to Improve ROI over the Long Term Best-in-class1 in addition to first-in-class products Early go/no-go decisions Priority disease areas (pre proof-of-concept) Increased commitment to external licensing and research Biologic therapeutics 1. Best-In-Class (BIC)=next-in-class drug with meaningful differentiation

Merck Is Focused on 11 Priority Disease Areas: Pre Proof-of-Concept in Humans 39 Disease Areas 11 Priority Disease Areas Asthma Atherosclerosis Diabetes Hepatitis C virus HIV Rheumatoid arthritis Vaccines Enhance Our Market Leadership Alzheimer's Disease Cancer Specialty hypertension Thrombosis Work Toward Market Leadership 70% 30% Pre proof-of-concept research spending Post proof-of-concept investments will be driven by the business case for each specific program 70% 30% 70% Priority 30% Opportunistic

Merck's Overall Biologics R&D Strategy A Balanced Biologics Portfolio Biosimilars MBV - same as originator Biobetters Meaningful differentiation Novel Biologics MK-0646 (Phase II) MK-3222 (Phase IIb) MK-3415A (Phase III) Reward MBV=Merck BioVentures Probability of Success Higher Lower

Outline Pipeline Highlights Oncology Respiratory and Immunology Vaccines

Ridaforolimus Filed for Metastatic Sarcoma Oral mTOR inhibitor Sarcoma maintenance indication filed in US and EU in 2011 SUCCEED Phase III trial1 Ridaforolimus2 vs. placebo (N=702) Primary endpoint: Progression-free survival 28% reduction (HR=0.72, p=0.0001) Secondary endpoint: Tumor growth Mean decrease of 1.3% with ridaforolimus vs. increase of 10.3% with placebo Positive trend in overall survival Study not powered for overall survival Tolerability similar to other mTOR inhibitors 1. Presented at American Society of Clinical Oncology 2011; 2. Licensed from ARIAD Pharmaceuticals mTOR=mammalian target of rapamycin

Phase Ia Phase IIb/III In oncology patients and/or healthy volunteers Target Engagement Dose Selection In specific tumors with high response biomarker Test of Merck drug(s) vs. standard of care using predictive biomarkers Seamless Phase IIb to Phase III transition with the need to first pass a high futility bar to transition to Phase III In specific tumor(s) Test Biomarker- Based Responder Hypotheses High bar for clinical response to enter pivotal study Oncology Strategy: Pursue Large Efficacy Effect in Defined Patient Sub-populations High Response Low Response Merck drug(s) Standard of Care Phase Ib GO

Early Clinical Oncology Programs Include Combination Treatments in Biomarker Selected Sub-Populations Treatments in Biomarker Selected Sub-Populations Treatments in Biomarker Selected Sub-Populations 1. Licensed from Ariad Pharmaceuticals; 2. In collaboration with Pierre Fabre; 3. ClinicalTrials.gov Identifier: NCT01248247; 4. In collaboration with AstraZeneca

Merck Oncology Multiple mechanisms in the clinic Targeted combination therapy with novel agents to enhance efficacy and prevent development of resistance Strategy focused on biomarker driven patient selection Impact: improved patient outcomes with faster, lower cost clinical trials

Outline Pipeline Highlights Oncology Respiratory and Immunology Vaccines

Allergy Immunotherapy Tablet Program Overview Allergy immunotherapy tablets1 (AIT) are a novel allergy immunotherapy formulated as a rapidly-dissolving, once-daily sublingual tablet About 30 million North American adults are affected by seasonal and/or perennial allergies Most common allergens: grass pollen, ragweed pollen and house dust mite AIT Development Status Grass AIT: Phase III Ragweed AIT: Phase III House dust mite AIT: Phase II 1. In collaboration with ALK-Abello

Disease Modifying Efficacy with Grass Allergy Immunotherapy Tablet1 (AIT) Grass AIT Approved in Europe in 2006 Marketed as GRAZAX(r) by ALK-Abello Phase III trial results: Sustained efficacy demonstrating disease-modifying effect (3 years treatment with 2 year follow up) Generally well tolerated Predominantly mild-moderate local allergic reactions as expected An additional North American clinical study is ongoing Anticipated filing: 2013 (US) Grazax Placebo Total daily rhinoconjunctivitis symptom score 44% 32% 37% 31% 31% 0 1 2 3 4 5 Year 1 Year 2 Year 3 Year 4 Year 5 Symptom Score (median) End of Treatment Durham SR et al. Journal of Allergy and Clinical Immunology. 2010.; Grazax SPC; Presented at American College of Allergy, Asthma & Immunology. 2011 1. In collaboration with ALK-Abello p<0.05 for reductions in symptom scores for each year

Ragweed Allergy Immunotherapy Tablet1 Phase III Trials Efficacy vs. placebo was assessed over one ragweed season Therapy was continued through 52 weeks to further assess safety Results: Improvement in total combined symptom-medication scores during ragweed season Generally well tolerated with safety profile similar to Grass AIT Short safety study in North America planned to start in 2011 Anticipated filing: 2013 (US) U = unit doses of Amb a 1, the major allergen in ragweed *Percent reduction, p ^ 0.05 vs. placebo Total daily rhinoconjunctivitis symptom-medication score Mean Symptom-Medication Score Study P052342 Placebo 1.5 U 6 U 12 U 27%* 18%* 12% 2 4 6 8 0 Study P052333 Placebo 6 U 12 U 26%* 16%* 2 4 6 8 0 1. In collaboration with ALK-Abello; 2. Nolte H et al, American College of Allergy, Asthma & Immunology. 2011 3. Creticose P et al, American College of Allergy, Asthma & Immunology. 2011

MK-3222 Specifically Neutralizes IL-23: Psoriasis Program in Phase IIb


IL-12
Ustekinumab
p40
p35
IL-23
Ustekinumab
p40
p19
MK-3222

	Ustekinumab	MK-3222
Binds IL-23	Yes	Yes
Binds IL-12	Yes	No
Anti-inflammatory response	Yes	Yes

Effects on host defense against infection

- Humans with mutations in p40 lose IL-12 and IL-23 activity and are predisposed to *Mycobacterium* and *Salmonella* infection[1]
- In preclinical models, whereas antibodies that inhibit both IL-12 and IL-23 show an increased risk vs. controls for *Mycobacterium* and *Salmonella* infection, antibodies that bind specifically to IL-23 do not[2]

- Phase III start for MK-3222 anticipated in 2012
- Human genetics suggest that inhibiting IL-23 could be effective for other inflammatory conditions: other indications under consideration

1. Van deVosse E et al, Lancet Infectious Diseases. 2009; [2]Chackerian et al, Infection & Immunity. 2006

IL=interleukin

MERCK

Outline Pipeline Highlights Oncology Respiratory and Immunology Vaccines

V4191: Pediatric Combination Vaccine Hexavalent pediatric vaccine to protect against six pediatric diseases caused by: Haemophilus influenzae type b Hepatitis B virus Corynebacterium diphtheriae Clostridium tetani Bordetella pertussis (whooping cough) Poliovirus types 1, 2, and 3 Combination vaccine containing components of currently licensed vaccines Anticipated filing: 2014 1. Partnership between Merck and Sanofi-Pasteur to develop, promote and market combination vaccines in the US

V503: Impact of Adding 5 New HPV Types to GARDASIL1 1. Munoz N et al, International Journal of Cancer. 2004 0 20 40 60 80 100 + HPV 58 + HPV 52 + HPV 33 + HPV 31 + HPV 45 + HPV 18 HPV 16 Cumulative Prevalence (%) 70.7% 87.4% HPV 16 HPV 18 HPV 45 HPV 31 HPV 33 HPV 52 HPV 58

V503 Development Program Four Phase III safety/immunogenicity studies completed (~6000 subjects): all primary and secondary hypotheses were met Immunogenicity bridging in adolescents Concomitant use with Adacel and Menactra Safety and immunogenicity in subjects previously vaccinated with GARDASIL Concomitant use with Repevax Phase III event-driven efficacy study ongoing ~14,000 subjects Active comparator GARDASIL Development program also supports filing for indication in boys Anticipated filing: 2012

V212: Inactivated Herpes Zoster Vaccine Immunocompromised populations are at higher risk for developing Herpes Zoster (HZ) and associated complications due to diminished T-cell immunity against latent varicella zoster virus ZOSTAVAX is contraindicated for use in these populations due to risk of vaccine-related adverse events Autologous-HCT Solid Tumor Malignancies on chemotherapy Hematologic Malignancies Older Adults (50+) Prevalent Population (US, EU18, Canada, Australia) 85,000 1,200,000 800,000 Ranges determined from MRL Epidemiology literature review and reflect varying incidence rates within each subpopulation based on tumor type, treatment regimen, etc. HCT=hematopoietic cell transplant >200,000,000 HZ-Incidence per 1000 patient-years 0 50 100 150 200 ~200 ~25-70 ~15-80 ~7-11 ZOSTAVAX eligible ZOSTAVAX ineligible

Proof-of-Concept for Inactivated Zoster Vaccine Hypothesis: multiple administrations of inactivated Varicella-Zoster vaccine in bone marrow transplant populations will protect against shingles or PHN Four dose regimen as published in New England Journal of Medicine1 Autologous hematopoietic cell transplant (HCT) recipients 4 doses of vaccine (Day -30, 30, 60, 90 post-HCT) Relative risk = 0.34 [95% CI (0.14, 0.80)]; p=0.01 PHN=post-herpetic neuralgia 1. Hata et al, New England Journal of Medicine. 2002 33% (n=58) 13% (n=53) 0 2 4 6 8 10 12 0.0 0.2 0.4 0.6 0.8 Probability of Zoster P=0.01 Vaccine No Vaccine

V212 Inactivated VZV Vaccine: Status V212 utilizes the same attenuated Varicella-Zoster virus strain used in the VARIVAX and ZOSTAVAX vaccines, with the addition of a proprietary inactivation step Ongoing Phase III Trials: Autologous Hematopoietic Cell Transplant Anticipated filing: 2014 Solid Tumor Malignancies and Hematologic Malignancies Anticipated filing: >2014 Both Trials are placebo controlled, endpoint driven studies Four monthly doses Minimum one year follow-up after last dose of vaccine/placebo

Merck Pipeline and Return on Investment A Strong Merck Pipeline Eight anticipated NME filings in 2012-2013 Two potentially transformative candidates in clinical development Best-in-class1 candidates, including three that have progressed to Phase IIb Merck is Driving Positive ROI in R&D Near term Rigorous portfolio prioritization with a high bar for proceeding Reduction in annual R&D costs while continuing to invest in key programs Longer term Aggressively implementing new operating model and research strategy 1. Best-In-Class (BIC)=next-in-class drug with meaningful differentiation

Michael E. Kamarck President, Merck BioVentures

The Pharmaceutical Landscape is Changing Top 10 Drugs: 2010 Lipitor (cholesterol) $11.4 Plavix (anticlotting) $ 9.6 Enbrel (arthritis) $ 8.4 Advair (asthma/COPD) $ 7.8 REMICADE (arthritis) $ 7.4 Avastin (cancer) $ 6.9 Rituxan (cancer) $ 6.5 Diovan (hypertension) $ 6.1 Crestor (cholesterol) $ 5.8 Humira (arthritis) $ 5.4 Top 10 Drugs: 2014 (Predicted)1 Humira (arthritis) $ 9.8 Rituxan (cancer) $ 8.2 Enbrel (arthritis) $ 8.0 REMICADE (arthritis) $ 7.6 Avastin (cancer) $ 7.6 Advair (asthma/COPD) $ 7.4 Crestor (cholesterol) $ 7.1 Herceptin (cancer) $ 6.9 Lantus (diabetes) $ 6.5 Abilify (schizophrenia) $ 5.8 MBV will pursue selective opportunities where we can be among first movers 1. EvaluatePharma (September 2011)

Europe Introduction of biosimilar pathway in 2005 for HGH, Epo and G-CSF Formal guidelines for Biosimilar MAbs in preparation Introduction of the 351(k) pathway for biosimilars in 2010 Formal guidelines for ALL Biosimilar products in preparation Global Standards for Biosimilars are Evolving US

IMS MIDAS/MTA Global Database: March 2011, Monthly Sales, Units Biosimilar Use is Increasing in EU Market Share Biosimilar products have achieved market share >50% in select countries. 0% 25% 50% 75% 100% EU Total Italy Spain France Germany UK Sweden Greece Poland Human Growth Hormone Launched in 2006 Erythropoietin a Products Launched in 2007 Colony Stimulating Factors Launched in 2008

Merck is Assembling the Building Blocks for Success in Biosimilars Marketing Expertise New Commercial Paradigm Pre-Clinical and Clinical Development Parexel Partnership (~500 CRO sites) Regulatory Pathways Current Engagement with Regulators Portfolio Development Insmed (GCSF and Peg GCSF); Hanwha (TNFRII-Fc) Process Development and Manufacturing Six Internal Facilities and MedImmune Partnership Over 200 people committed to the development of the MBV pipeline.

Merck BioVentures is Developing a Portfolio of Biosimilar Candidates Current portfolio includes biosimilar versions of Enbrel (MK-8953), Rituxan (MK-8808), Neupogen (MK-4214), Neulasta (MK-6302) Biosimilar Enbrel1 will be an early linchpin for this business Currently 4 in Phase I Phase III start dates will vary; determined by regulatory guidance, ongoing prioritization and status of commercial supply ....with the aim to be among first movers 1. Hanwha's biosimilar Enbrel in Phase III in Korea

Roger J. Pomerantz Senior Vice President and Research Head, Infectious Diseases

Highlights From Infectious Diseases Antimicrobial Therapeutics MK-3415A (Clostridium difficile monoclonal antibodies) HIV Therapeutics ISENTRESS (raltegravir) HCV Therapeutics VICTRELIS (boceprevir) MK-7009 (vaniprevir) MK-5172 (pan-genotypic HCV NS3/4a protease inhibitor)

Clostridium difficile Infection is a Major Medical Problem Gram-positive anaerobic bacterium Produces 2 toxins (A & B) critical for pathogenesis C. difficile infection (CDI) is the most important cause of hospital and nursing home-associated diarrhea Between 1996 and 2009 in the US, rates of CDI doubled Substantial morbidity and mortality among Elderly patients Immunocompromised patients Patients who receive broad-spectrum antibiotics National Hospital Discharge Survey, United States 1996-2009 Rates of Clostridium difficile infection among hospitalized patients aged ^65 years

Clostridium difficile: Frequently Recurs Despite Treatment CDI often recurs, representing a significant unmet medical need No drugs currently approved for prevention of recurrence CDI=Clostridium difficile infection Kelly et al, New England Journal of Medicine 1994; Kelly et al, New England Journal of Medicine 2008 CDI Risk of Recurrence Following Initial Infection 20% Following 1st Recurrence 40%-50% Following 2nd Recurrence 60%-75%

MK-3415A Monoclonal Antibodies Reduce the Likelihood of Recurrence of Clostridium difficile Infection MK-3415A is a combination of monoclonal antibodies against two pathogenic toxins (A and B) Licensed from Massachusetts Biological Laboratories and Medarex Inc. Phase IIb Study1 Treatment: a single infusion MK-3415A or placebo Added on top of standard-of-care (metronidazole and/or vancomycin) Primary endpoint: CDI recurrence at day 84 post-infusion 72% decrease in recurrence CDI=Clostridium difficile infection SOC=Standard of care 1. Lowy I et al, New England Journal of Medicine 2010 Time to C. difficile infection recurrence Recurrence of Infection (%) 60 40 20 0 0 10 20 30 40 70 60 50 80 90 Days After Infusion p<0.001 Placebo MK-3415A CDI Recurrence at Day 84 p-value Placebo (+SOC) 25% <0.001 MK-3415A (+SOC) 7% <0.001

MK-3415A: Phase III Program Has Commenced Two Phase III adaptive-design pivotal efficacy and safety studies planned 2800 patients with C. difficile infection receiving standard of care Study 1 (1600 pts): 4 treatment arms (mAb to toxin A alone vs. mAb to toxin B alone vs. toxin A+B vs. placebo Study 2 (1200 pts): 3 treatment arms (toxin B alone vs. toxin A+B vs. placebo) Use of metronidazole, vancomycin, or fidaxomicin allowed Primary endpoint: prevention of recurrence of C. difficile infection Filing anticipated in 2014

Medicines in Focus for R&D Day Antimicrobial Therapeutics MK-3415A (Clostridium difficile monoclonal antibodies) HIV Therapeutics ISENTRESS (raltegravir) HCV Therapeutics VICTRELIS (boceprevir) MK-7009 (vaniprevir) MK-5172 (pan-genotypic HCV NS3/4a protease inhibitor)

Changing Profile of HIV-Infected Patients Antiretroviral drug-related adverse experiences and aging increase the risk for serious co-morbidities Drug-induced hyperlipidemia, cardiovascular disease, osteoporosis, renal impairment, CNS side effects Long-term therapy with ISENTRESS through 192 weeks: sustained efficacy, generally well-tolerated Long-term viral suppression Little impact on cholesterol and glucose Changing profile of HIV has raised the barrier to success for new products: need efficacy with long-term safety Neuhaus J et al, AIDS. 2010; Young B et al, Clinical Infectious Diseases 2001; Lau B et al, Journal of Acquired Immune Deficiency Syndromes 2007

ISENTRESS: Long-term Efficacy in Treatment-Naive Adult Patients STARTMRK - Time course of virological response rates (confirmed vRNA level <50 copies/mL) vRNA=Viral ribonucleic acid Infectious Diseases Society of America (IDSA). 2011 281 281 280 281 281 277 281 281 282 281 281 282 282 281 282 282 ISENTRESS Efavirenz Number of Contributing Patients 0 16 48 72 96 120 156 192 Weeks 0 20 40 60 80 100 Percent of Patients With HIV RNA <50 copies/mL 76% 67%

ISENTRESS: Limited Impact on Metabolic Parameters T=Total; HDL-C=High density lipoproteins cholesterol; LDL-C=Low density lipoproteins cholesterol; TG=Triglycerides Rockstroh JK et el, Clinical Infectious Diseases 2011 STARTMRK - Mean changes in lipid and glucose concentrations at week 144 by treatment group ‡ ‡ ‡ † * ISENTRESS Efavirenz ‡p<0.001 †p=0.004 *p=0.137 T-Chol HDL-C LDL-C TG Glucose Mean Change (mg/dL) 0 10 20 30 40 50

ISENTRESS Has Less Effect on Bone Mineral Density Compared to Truvada PROGRESS study Mean changes in total and spine bone mineral density analyzed using DXA through 96 weeks of treatment *Within group p-value <0.05; †Between group p-value <0.05 BMD=Bone mineral density; DXA=Dual energy x-ray absorptiometry Qaqish R et al, 6th IAS (International AIDS Society) Conference on HIV Pathogenesis, Treatment and Prevention. 2011 Total BMD Spine BMD * -5 -4 -3 -2 -1 0 1 48 Weeks† 96 Weeks† Mean % Change From Baseline * -5 -4 -3 -2 -1 0 1 48 Weeks† 96 Weeks† Kaletra + ISENTRESS Kaletra + Truvada * * * *

Medicines in Focus for R&D Day Antimicrobial Therapeutics MK-3415A (Clostridium difficile monoclonal antibodies) HIV Therapeutics ISENTRESS (raltegravir) HCV Therapeutics VICTRELIS (boceprevir) MK-7009 (vaniprevir) MK-5172 (pan-genotypic HCV NS3/4a protease inhibitor)

Achievement of SVR Translates Into a Mortality Benefit in Hepatitis C Observational study in the Veterans Administration System 12,166 patients with chronic HCV Genotype 1 infection Therapy with peginterferon/ribavirin SVR=Sustained virological response; HR=Hazard ratio; HCV=Hepatitis C virus Backus LI et al, Clinical Gastroenterology and Hepatology 2011 HR=0.70 (95% CI 0.59 to 0.83) Overall mortality rate by SVR status No SVR 7918 7691 6450 4871 3408 2074 844 SVR 4248 4200 3487 2698 1889 1095 295 P(Log-Rank) <0.0001 0.30 0.25 0.20 0.15 0.10 0.05 0.00 Cumulative Mortality 0 1 2 3 4 5 6 Years No SVR SVR

First-In-Class HCV Protease Inhibitor VICTRELIS VICTRELIS was first PI to obtain approval VICTRELIS has been approved in >40 countries to date Registration program in Emerging Markets (Asia Pacific, Russia) initiated Initiating a Phase IIa study of VICTRELIS + mericitabine (NS5B Polymerase Inhibitor, Roche Pharma) In null responders 24 or 48 weeks of therapy United States EU (27 countries) Brazil Norway Iceland Canada

New Data From PROVIDE Demonstrate That VICTRELIS Is Effective in Historical Null Responders Historical null responders represent a particularly difficult to treat population <2-log10 decline in HCV RNA by treatment week 12 in response to P+R The PROVIDE Study Patients failing P+R in control arms of the Phase III trials were offered VICTRELIS/P+R 48 patients were historical null responders; data on 42 patients available Data to be submitted in 2012 RNA=Ribonucleic acid; P=Peginterferon; R=Ribavirin Vierling J et al, 62nd Annual Meeting of the American Association for the Study of Liver Diseases. 2011

Historical null responders represent a particularly difficult to treat population <2-log10 decline in HCV RNA by treatment week 12 in response to P+R The PROVIDE Study Patients failing P+R in control arms of the Phase III trials were offered VICTRELIS/P+R 48 patients were historical null responders; data on 42 patients available Data to be submitted in 2012 SVR in historical null responders 38% 0 20 40 60 80 100 VICTRELIS SVR (%) 16/42 New Data From PROVIDE Demonstrate that VICTRELIS is Effective in Historical Null Responders RNA=Ribonucleic acid; P=Peginterferon; R=Ribavirin Vierling J et al, 62nd Annual Meeting of the American Association for the Study of Liver Diseases. 2011

VICTRELIS Is Highly Effective in HIV/HCV Infected Patients Phase II placebo-controlled study in 100 HIV/HCV patients 2:1 randomization VICTRELIS/P+R (4 wks P+R lead-in ? 44 wks triple therapy) or P+R (48 wks therapy) Final SVR data will be available in 2012 Phase III is expected to start in early 2012 †Number of patients remaining on study medicine at treatment week 24 Merck Press Release. Oct 20, 2011 Proportion of patients at treatment week 24 who were HCV RNA negative % HCV RNA (-) 100 80 60 40 20 0 VICTRELIS/P+R P+R Alone 71% 34% 43/61† 11/32†

VICTRELIS: Impact of Anemia Management Strategies on Efficacy Currently approved PIs, when added to P+R, increase the proportion of patients who experience anemia Phase III study will evaluate the impact of either ribavirin dose reduction or use of EPO on efficacy Results anticipated in 2012 1. Only if anemia persists DR=Dose reduction; EPO=Erythropoietin; PIs=Protease inhibitors Initiate VICTRELIS Anemia No Anemia EPO EPO1 Ribavirin DR SVR Ribavirin DR1

MK-7009 (Vaniprevir) Has Robust Efficacy in Japanese Patients Global Phase II study in prior treatment failure GT1 patients: Vaniprevir/P+R induced SVR at >3-fold higher rate than P+R alone GI AEs (diarrhea, nausea, vomiting) noted in significant number of patients Phase II study in Japan in Genotype 1-infected patients who had previously relapsed Vaniprevir given BID for 4 weeks with P+R Vaniprevir/P+R induced RVR at week 4 >4-fold higher rate than P+R alone 1. Dose =300 mg BID RVR=Rapid virological response Hayashi N et al, Presented at Annual Meeting of the American Association for the Study of Liver Diseases. 2011 0 20 40 60 80 100 Vaniprevir/P+R Placebo/P+R RVR (%) Japan Efficacy1: RVR Week 4 19/20 4/20 95% 20%

MK-7009 (Vaniprevir) Has Good Tolerability in Japanese Patients Phase II study in Japan in Genotype 1-infected patients who had previously relapsed: Vaniprevir given BID for 4 weeks with P+R GI AEs and anemia no higher than standard of care Phase III studies initiated in Japan evaluating Vaniprevir with P+R Japan-NDA expected in 2014 Adverse Experience (AE) Vaniprevir (P+R) (N=22) Placebo (P+R) (N=22) Serious AEs 0 (0.0%) 0 (0.0%) Discons due to AEs 0 (0.0%) 0 (0.0%) Anemia2 4 (18.2%) 3 (13.6%) Any GI AE 11 (50.0%) 10 (45.5%) Nausea 1 (4.5%) 4 (18.2%) Vomiting 0 (0.0%) 0 (0.0%) Diarrhea 3 (13.6%) 3 (13.6%) Japan Safety1 1. Dose =300 mg BID 2. Merck Data on File Hayashi N et al, Presented at Annual Meeting of the American Association for the Study of Liver Diseases. 2011

MK-5172: First Pan-Genotypic Protease Inhibitor for Use in HCV High potency - HCV RNA levels drop by over 5-log fold after 7 days of monotherapy Pan-genotypic efficacy - Profound viral suppression in patients infected with either Genotype 1 or Genotype 3 Preclinical data support activity against Genotypes 2, 4, 5, 6 High barrier to resistance - Retains activity against mutated viruses that lead to failure of 1st generation PIs Generally well tolerated after 7 days of dosing Improved convenience - QD administration; no food effect Phase IIb ongoing

MK-5172 Monotherapy Induces Rapid, Profound Viral Suppression (Genotype 1) 76% of patients who received doses ^100 mg once daily achieved HCV RNA levels below limits of quantitation Petry A et al, Presented at Annual Meeting of the American Association for the Study of Liver Diseases. 2011 Dosing Complete 400 mg (n=5) 600 mg (n=5) 800 mg (n=15) Placebo (n=8) 50 mg (n=5) 100 mg (n=5) 200 mg (n=5) Log10 HCV RNA Change from Baseline (IU/mL) (? SE) 1 3 4 5 6 7 9 10 12 15 M1 2 8 W3 M2 Day -6 -5 -4 -3 -2 -1 0 1

MK-5172 Monotherapy Induces Rapid, Profound Viral Suppression (Genotype 3) 38% of patients who received doses ^100 mg QD achieved HCV RNA levels below limits of quantitation Petry A et al, Presented at Annual Meeting of the American Association for the Study of Liver Diseases. 2011 -6 -5 -4 -3 -2 -1 0 1 Log10 HCV RNA Change from Baseline (IU/mL) (? SE) 400 mg (n=5) 600 mg (n=5) 800 mg (n=5) Placebo (n=5) 100 mg (n=5) 200 mg (n=5) Day Dosing Complete 1 3 4 5 6 7 9 10 12 15 M1 2 8 W3 M2

Pan-Genotypic Activity of MK-5172 (In Vitro Replicon Assay) Graham D et al, Presented at Annual Meeting of the American Association for the Study of Liver Diseases. 2011 IC50 (nM) 0 1000 2000 3000 4000 5000 6000 MK-5172 Boceprevir TMC-435 Telaprevir Gen 1a Gen 1b Gen 2a #1 Gen 2a #2 Gen 2b #1 Gen 2b #2 Gen 2b #3 Gen 2b #4 Gen 2b #5 Gen 3a #1 Gen 3a #2 Gen 3a #3 Gen 3a #4 Gen 4a #1 Gen 4a #2 Gen 5a #3 Gen 5a #4 Gen 6

MK-5172 Has a High Barrier to Resistance: In Vitro Efficacy Against Resistance-Associated Variants In vitro efficacy against resistance-associated variants found among patients who failed therapy with marketed PIs1 1. Administered in combination with P+R Graham D et al, Presented at Annual Meeting of the American Association for the Study of Liver Diseases. 2011 0 5000 10000 15000 20000 25000 IC50 (nM) MK-5172 Boceprevir Telaprevir V36A V36M F43S T54A T54S R155K R155M R155Q R155T A156S A156T A156V V36A/R155K V36M/R155K T54S/R155K "Wild-type"

MK-5172 Has a High Barrier to Resistance: In Vitro Efficacy Against Resistance-Associated Variants In vitro efficacy against resistance-associated variants found among patients who failed therapy with PIs1 in development 1A (Prototypical) 1A R155K 1A Q80K/R155K 1A A156T 1A D168V 1A D168Y 1B (Prototypical) 1B D168V 1B D168Y 0 500 1000 1500 2000 2500 3000 3500 4000 4500 IC50 (nM) MK-5172 TMC-435 MK-7009 1. Administered in combination with P+R Graham D et al, Presented at Annual Meeting of the American Association for the Study of Liver Diseases. 2011

MK-5172: A Novel Protease Inhibitor With an Unprecedented Profile for Chronic HCV Rapid, profound decreases in HCV RNA levels in 7-day monotherapy studies High potency Pan-genotypic efficacy In patients, highly active against GT1 and GT3 In vitro data support activity in GT2, 4, 5, 6 High barrier to resistance High potency against mutant HCVs found in patients who fail therapy with telaprevir, VICTRELIS, and other protease inhibitors Convenient Given once daily for 12 weeks; no food effect Generally well tolerated in studies to date

Merck is Committed to HCV Patients Worldwide MK-5172 is the protease inhibitor of choice for combination regimens Merck is actively pursuing all-oral interferon-free regimens Combine with drugs targeting other key HCV proteins Shorter durations of therapy compared with current regimens

Merck Is Dedicated to Infectious Disease as a High Priority Merck has a broad portfolio in infectious disease and is aggressively pursuing treatments against Microbial infections: develop new therapies against difficult nosocomial infections HIV: build on safety and tolerability of ISENTRESS with effective combinations HCV: continue to generate new data with VICTRELIS; rapidly develop MK-7009 and MK-5172

Michael Mendelsohn Senior Vice President and Research Head, Cardiovascular

Cardiovascular - Outline Thrombosis Vorapaxar: Phase III Atrial Fibrillation Vernakalant (IV and oral) Atherosclerosis - Dyslipidemia ZETIA/VYTORIN (SHARP, IMPROVE-IT Outcomes Studies) TREDAPTIVE (HPS2-THRIVE): (Phase III, US) Anacetrapib: Phase III

Update on Vorapaxar Clinical Studies ~13,000 patients with Acute Coronary Syndrome (ACS) DSMB recommended patients discontinue study drug and trial come to a close in Jan 2011 Pre-defined number of primary and major secondary endpoints reached Data presentation at American Heart Association, November 13, 2011 Secondary Prevention trial in Coronary Artery disease (CAD), Peripheral Artery Disease (PAD) and Stroke patients DSMB recommended patients with history of stroke or new stroke discontinue study drug (Jan 2011) DSMB recommended CAD and PAD segments continue in Jan 2011 (more than 20,000 patients) Phase III TRA2P-TIMI 50 study being closed-out Presentation anticipated in 2012 Post MI UA Post Ischemic Stroke PAD NSTEMI STEMI* DSMB=Data Safety Monitoring Board

Cardiovascular - Outline Thrombosis Vorapaxar: Phase III Atrial Fibrillation Vernakalant (IV and oral) Atherosclerosis - Dyslipidemia ZETIA/VYTORIN (SHARP, IMPROVE-IT Outcomes Studies) TREDAPTIVE (HPS2-THRIVE): (Phase III, US) Anacetrapib: Phase III

Vernakalant: First-In-Class Mixed Ion Channel Blocker IV formulation IV formulation developed for cardioversion of recent-onset atrial fibrillation BRINAVESS is approved in 31 countries worldwide North American rights acquired from Astellas July 2011; Anticipated Phase III start in 2012 Oral formulation Under development for maintenance of normal sinus rhythm in patients with paroxysmal or persistent atrial fibrillation Additional Phase I studies are ongoing to expand safety experience at higher exposures Phase II studies are planned, pending the results of Phase I studies Collaboration with Cardiome

Cardiovascular - Outline Thrombosis Vorapaxar: Phase III Atrial Fibrillation Vernakalant (IV and oral) Atherosclerosis - Dyslipidemia ZETIA/VYTORIN (SHARP, IMPROVE-IT Outcomes Studies) TREDAPTIVE (HPS2-THRIVE): (Phase III, US) Anacetrapib: Phase III

Cardiovascular Disease Prevention: The Unmet Need 35% 65% Statins LDL not at goal Low HDL High Lp(a) High TG Other Factors Residual Risk: % CV Events 100 0 CVD=Cardiovascular disease; HDL=High density lipoprotein; LDL=Low density lipoprotein; TG=Triglycerides Adapted from Chapman et al, Pharmacology & Therapeutics. 2010 In major outcome studies, a 65% residual risk of CVD remains in statin-treated patients

An estimated 19M Americans have moderate to severe Chronic Kidney Disease1 CVD is substantially greater in CKD patients1,2 An estimated 370,000 CKD patients are receiving dialysis3 Two statin trials in CKD hemodialysis patients failed to detect significant reduction in the primary endpoint CV events4,5 CKD=Chronic kidney disease; eze=Ezetimibe; simva=Simvastatin 1. Sarnak et al, Circulation 2003; 2. Coresh J et al, Journal of the American Medical Association 2007; 3. US Renal Data System Annual Data Report 2011; 4. 4D Trial. New England Journal of Medicine 2005; 5. Aurora Trial. New England Journal of Medicine 2009; 6. Endocrinologic and Metabolic Drugs Advisory Committee Meeting Nov 2011 SHARP: Successful Reduction of Major Vascular Events in CKD by Ezetimibe/Simvastatin 0 1 2 3 4 5 Years of Follow-up 0 5 10 15 20 25 Proportion Suffering Event (%) placebo eze/simva Logrank p=0.001 SHARP: Major Vascular Events6

Update from SHARP Advisory Committee Meeting on November 2, 2011 FDA Advisory Committee voted unanimously (16-0) to recommend approval of VYTORIN and ZETIA for use in patients with predialysis CKD FDA Advisory Committee was split (6-10 not in favor) whether to recommend approval of VYTORIN and ZETIA for use in patients with CKD who are on dialysis

IMPROVE-IT Trial Update IMPROVE-IT CV outcomes in over 18,000 patients with recent ACS1 DSMB met in 3Q 2011 and recommended continuing the trial without changes DSMB interim analysis for efficacy planned in 1Q2012 when 75% of pre-specified primary clinical endpoints have occurred Anticipated study completion: 2013 ACS=Acute coronary syndrome 1Califf R et al, American Heart Journal. May 2010

TREDAPTIVE: a Combination of Extended- Release Niacin and Laropiprant Niacin has demonstrated clinical outcomes benefit (Coronary Drug Project)1 Niacin lowers LDL, raises HDL, lowers TG and lowers Lp(a) At the end of one year, only 2.2% of patients were able to achieve 1.5 g of extended-release (ER) niacin2 Laropiprant component reduces niacin-induced flushing 1. Coronary Drug Project Research Group. Journal of the American Medical Association 1975; 2. Kamal-Bahl et al, Current Medical Research and Opinion. 2008; 3. Maccubbin et al, International Journal of Clinical Practice. 2008 TREDAPTIVE Impact on Lipids3 LDL-C HDL-C TG Lp(a) -18% +20% -26% -21%

Decreased Flushing with TREDAPTIVE 0 10 20 30 40 50 60 Weeks on Treatment Percentage of Patients with Moderate or Greater Flushing Dose advancement (1 g to 2 g) ER niacin ER niacin/laropiprant Placebo ER Niacin Alone TREDAPTIVE Placebo Maccubbin et al, International Journal of Clinical Practice. 2008

Laropiprant Is Necessary to Maintain Reduced Flushing Even after prolonged use of TREDAPTIVE, ER Niacin causes significant flushing after laropiprant is removed TREDAPTIVE TREDAPTIVE TREDAPTIVE ER niacin alone p<0.001 Percentage of Patients with Moderate or Greater Flushing Score Placebo 1 g Tredaptive 2 g Tredaptive Weeks on Treatment 30 20 10 0 4 0 2 6 8 10 12 14 16 18 20 22 24 26 28 30 32 Post-withdrawal period Chen F et al, American Heart Association, November 2011

HPS2-THRIVE vs. AIM HIGH: Design Comparison

Aspect	TREDAPTIVE - HPS2-THRIVE	Niaspan - AIM HIGH
Study Size	25,000	3300
Primary Endpoint	Composite CHD Death, Non-fatal MI, Stroke, Revascularization	Composite CHD, Death, Non-fatal MI, Non-hemorrhagic Stroke, Hospitalization ACS, Revascularization
LDL Management	Pre-randomization titration to target LDL-C <80 mg/dL. No adjustment of statin or ezetimibe post-Randomization Allows for LDL-C differences between treatments	Post-randomization titration to achieve LDL ≥40 mg/dL and ≤80 mg/dL Minimizes LDL-C differences between treatments
Planned Endpoints	2300	850
Power	95% power to detect 15% risk reduction	85% power to detect 25% risk reduction
Planned/Actual Follow Up	4 years/to be determined	3.5 years/2.7 years

MERCK

TREDAPTIVE: HPS2-THRIVE Update TREDAPTIVE: Approved in 55 countries worldwide HPS2-Thrive: On-going CV outcomes study in over 25,000 patients to support US registration DSMB met in March 2011 and recommended continuing the trial without changes HPS2-Thrive is expected to end in 2012 Anticipated filing: 1H2013

Anacetrapib: A Novel, Reversible CETP Inhibitor Multiple Beneficial Effects on CV Risk Markers New Preclinical data for Anacetrapib demonstrating: Enhanced Reverse Cholesterol Transport Preserved HDL Functionality DEFINE: Major Phase III Safety Study for Anacetrapib REVEAL: Phase III Outcomes Trial: Now Underway Anticipated Filing >2015 CETP=Cholesteryl ester transfer protein

Property Anacetrapib CETP IC50 45 nM Reversible inhibition Yes Forms thiol-dependent disulfide bond with CETP No Time-dependent inhibitor No Significant off-target, covalent binding to non-CETP proteins No Anacetrapib: A Reversible, Highly Selective CETP Inhibitor IC=Inhibition concentration Okamoto et al, Nature 2000, Vol 406 Ranalletta et al, Journal of Lipid Research. 2010

Anacetrapib Both Increases HDL Levels and Preserves HDL Function HDL has multiple anti-atherogenic "functions" Enhances HDL-mediated cholesterol efflux from macrophages Increases reverse cholesterol transport Preserves anti-inflammatory effects Anacetrapib preserves HDL functions in preclinical studies

HDL Mediates Cholesterol Efflux from Atherosclerotic Plaques CE=cholesteryl ester HDL

Anacetrapib Increases Efflux of Cholesterol Out of Cells to HDL HDL from anacetrapib-treated hamsters elicits cholesterol efflux from cells expressing ABCA1, ABCG1 or SR-B11 In ex vivo studies, HDL from patients treated with anacetrapib similarly enhanced cholesterol efflux2 Ana=Anacetrapib 1.Castro-Perez et al, Journal of Lipid Research. 2011 2. Yvan-Charvet et al, Arteriosclerosis Thrombosis Vascular Biology. 2010 *p<0.05; **p<0.001; ***p<0.01 6 8 10 12 14 * Veh Ana % Efflux 0 1 2 3 4 5 *** Veh Ana SR-B1 HDL ABCG1 HDL ABCA1 Pre-^-HDL Veh Ana ** HDL

HDL Mediates Reverse Cholesterol Transport (RCT)

Anacetrapib Increases Reverse Cholesterol Transport (RCT) in Vivo Reverse cholesterol transport (RCT) cannot be reliably measured in humans at present Current state-of-the-art: Dyslipidemic hamster model. Inject macrophages with radioactively-labeled cholesterol peritoneally into placebo- or anacetrapib-treated hamsters. Quantitate radioactively-labeled cholesterol excreted Anacetrapib-treated hamsters show enhanced RCT compared to placebo 1. Castro-Perez et al, Journal of Lipid Research. 2011 Control Ana Control Ana Cholesterol Bile Acids 0.0 0.2 0.4 0.6 0.8 * * % Injected Dose in Feces Radioactively-labeled content in feces (72 hour collection)1 *p<0.05

Anacetrapib Preserves Anti-inflammatory Effects of HDL

HDL from Anacetrapib-Treated Patients Reduces Inflammation ex Vivo

TNFα Expression in Macrophages



Macrophage TNF-α mRNA
(mean ± SEM)
300
200
100
0
HDL from Controls
HDL from Anacetrapib-treated patients
*p<0.05 vs. Lipid A alone
*
*
Basal
Lipid A
alone
Lipid A
+ HDL-C

Similar results observed for other inflammatory markers (IL6, MIP1α, MIP-2)

TNFα=Tumor necrosis factor α; IL6=Interleukin 6; MIP=Macrophage inflammatory protein

Yvan-Charvet et al. Arteriosclerosis Thrombosis Vascular Biology. 2010

MERCK

Dose LDL-C HDL-C Lp(a) apoB apoA1 100 mg -40% +138% -36% -21% +45% The DEFINE Trial: a Major Phase III Safety Study of Anacetrapib No significant differences between anacetrapib and placebo groups in systolic or diastolic blood pressure, serum electrolytes or aldosterone DEFINE provides a high predictive probability that anacetrapib is not associated with the increase in cardiovascular events seen with torcetrapib DEFINE demonstrated "robust effects on LDL and HDL cholesterol" DEFINE Extension Study: Ongoing, placebo-controlled, in 803 patients for 2 years Cannon et al, New England Journal of Medicine. 2010

Anacetrapib N=808 n (%) Placebo N=804 n (%) Hazard Ratio (95% CI) p-Value Pre-specified adjudicated CV safety endpoint 16 (2.0) 21 (2.6) 0.76 (0.39-1.45) 0.40 Cardiovascular death 4 (0.5) 1 (0.1) Non-fatal MI 6 (0.7) 9 (1.1) Unstable angina 1 (0.1) 6 (0.7) Non-fatal stroke 5 (0.6) 5 (0.6) Death from any cause 11 (1.4) 8 (1.0) Revascularization 8 (1.0) 28 (3.5) 0.29 (0.13-0.64) 0.001 Death or major CV event1 27 (3.3) 43 (5.3) 0.62 (0.38-1.01) 0.048 1. Death/Myocardial infarction/Unstable Angina/Revascularization (post hoc analysis) Cannon et al, New England Journal of Medicine. 2010 The DEFINE Trial: Adjudicated CV Events and Death

The REVEAL Trial: a CV Outcomes Study with Anacetrapib 30,000 patients, pre-existing vascular disease Anacetrapib 100 mg daily vs. placebo on top of atorvastatin Primary outcome: coronary death, MI or coronary revascularization Study duration: median of 4 years plus >1900 patients with primary endpoint Interim analyses for REVEAL at median duration of 2.5, 3 and 3.5 years Enrollment in REVEAL is ongoing

Merck Remains Committed to Treating Cardiovascular Diseases Merck has a long history of significant contributions to the treatment of cardiovascular diseases Merck has a broad cardiovascular portfolio in late stage development Merck is aggressively pursuing treatments for a range of acute and chronic cardiovascular diseases

Nancy Thornberry Senior Vice President and Research Head, Diabetes and Endocrinology

Diabetes and Endocrinology Franchise Diabetes JANUVIA/JANUMET JANUMET XR-Extended Release MK-0431D and MK-0431E MK-3102 Osteoporosis Odanacatib (MK-0822)

Merck Continues to Make a Major Commitment to the Treatment of Diabetes

- The JANUVIA family is now #1 in sales in the oral diabetes market
- JANUVIA:
  - Maximizes the DPP-4 mechanism over 24 hours with once weekly dosing
  - Extensive clinical safety experience
    - Generally well tolerated
    - Weight neutral, low risk of hypoglycemia
  - Demonstrated efficacy and safety in combination with all major classes of oral antihyperglycemic agents and insulin
- Merck is committed to maintaining leadership in DPP-4 inhibitors
  - Cardiovascular outcomes trial (TECOS)
  - Comprehensive fixed-dose combination program
  - Once-weekly oral DPP-4 inhibitor, MK-3102

DPP-4=Dipeptidyl peptidase-4
TECOS=Trial to Evaluate Cardiovascular Outcomes with Sitagliptin

MERCK

JANUVIA Maximizes the DPP-4 Mechanism Linagliptin 5 mg (n=39) Sitagliptin 100 mg (n=40) Linagliptin vs. SitagliptinChange in Weighted Mean Glucose at 28 Days1 -19.8 -26.1 Weighted Mean Glucose (mg/dL) Mean Change from Baseline (?SE) -30 -20 -10 0 1. ClinicalTrials.gov Identifier: NCT007160922. Sheen et al, Diabetes Metab Res Rev. 2010 *Difference between the products was within prespecified non-inferiority bounds Saxagliptin5 mg (n=334) Sitagliptin 100 mg (n=343) Saxagliptin vs. SitagliptinChange in HbA1C (%) at 18 Weeks2 A1C Change from Baseline (%) Mean (95% CI) -0.52* -0.62 -0.75 -0.50 -0.25 0

Maintaining Leadership in DPP-4 Inhibition PPAR=Peroxisome proliferator-activated receptor FDC=Fixed-dose combination 1st Phase 2nd Phase 3rd Phase Ongoing/recently completed Core Phase III Program Monotherapy Combination therapy with metformin and with PPAR? agonist Renal failure dosing Add-on to metformin vs. sulfonylurea JANUMET Program Add-on to sulfonylurea +- metformin Insulin add-on Triple combination with PPAR? agonist/ metformin High baseline HbA1C metformin add-on study Metformin comparison study Initial combination with PPAR? agonist Initial combination with metformin Study in elderly JANUMET vs. pioglitazone Cardiovascular Outcomes Study (TECOS) JUVISYNC (Sitagliptin/ Simvastatin FDC) Sitagliptin/ Atorvastatin FDC (MK-0431E) JANUMET XR- Extended Release FDC (US) MK-3102 once- weekly DPP-4 inhibitor 4th Phase Long-Term Safety & Efficacy Studies

Strategy to Maintain Leadership Cardiovascular Outcomes Study (TECOS) Fixed-dose combination programs Sitagliptin/Simvastatin (JUVISYNC) approved (US) JANUMET XR-Extended Release filed (US) Sitagliptin/Atorvastatin (MK-0431E) entered Phase III Novel MK-3102 once-weekly DPP-4 inhibitor

1. Events not adjudicated; post-hoc analysis 2. Williams-Herman et al, BMC Endocrine Disorders. 2010 3. Data on File MACE=Major adverse cardiovascular events JANUVIA: Analysis of Cardiovascular Event Data Pooled analysis of 19 double-blind, controlled studies of up to 2 years in duration with >10,000 patients Exposure-Adjusted Risk Ratio (Log Scale) 0.1 0.2 0.4 0.6 0.8 1.5 2.0 1.0 Estimate (95% CI) 0.68 (0.41, 1.12) 0.76 (0.39, 1.51) Pooled Analysis (n=64)2 Placebo-Controlled Studies in Pooled Analysis (n=35)3 Risk ratio for MACE1 Favors JANUVIA Favors comparator

Sitagliptin: Potential Cardiovascular Benefit vs. Sulfonylureas Pooled MACE analysis of sulfonylurea comparator studies suggests potential cardiovascular benefit for sitagliptin vs. sulfonylureas1,2Definitive Trial to Evaluate Cardiovascular Outcomes with Sitagliptin (TECOS) is ongoingEvent-driven trial; planned recruitment N=14,000 1. Events not adjudicated; post-hoc analysis 2. Goldstein et al, International Diabetes Federation Annual Meeting. 2011 Sulfonylurea-Controlled Studies Number of Patients with ^1 Event/Patient-Years Follow-up Time Sitagliptin 100 mg 0/1269 Sulfonylurea 11/1274 Risk ratio (95% CI)=0.00 (0.00, 0.31) Risk ratio (95% CI)=0.00 (0.00, 0.31)

Merck Has the Most Comprehensive DPP-4 Inhibitor FDC Program in the Industry Publicly Disclosed Studies Approved

First Diabetes-Atherosclerosis Fixed-Dose Combination (FDC) Therapy Patients with type 2 diabetes are at increased risk of cardiovascular disease Multiple guidelines recommend statin use in these patients, but nearly 40% of eligible patients in the US do not receive treatment1 1. Fu et al, Current Medical Research and Opinion. 2011 2. Single tablet once daily; as 100/10, 100/20, and 100/40 mg dosage strengths (sitagliptin/simvastatin); dosage strengths with sitagliptin 50 mg under development JUVISYNC MK-0431E Sitagliptin and simvastatin FDC Sitagliptin and atorvastatin FDC Approved in the US 20112 Entered Phase III 4Q/2011 Anticipated filing: 2014

MK-3102: A Novel Once-Weekly Oral Therapy for Type 2 Diabetes

- A new treatment paradigm
- New convenient option for patients to achieve and maintain glycemic control
  - Potential for improved compliance
- Highly potent and selective DPP-4 inhibitor
- Efficacy, safety, and tolerability profile expected to be similar to sitagliptin
- Status: Phase IIb

Anticipated Phase III: 2012

MERCK

MK-3102 10 mg Once Weekly Provided DPP-4 Inhibition at 7 Days Similar to that of Sitagliptin at 24 Hours ~80% inhibition in this assay1 required for maximal clinical efficacy of sitagliptin Mon. Tue. Wed. Thu. Fri. Sat. Sun. Mon. Percent DPP-4 Inhibition 0 20 40 60 80 100 MK-3102 10 mg once weekly Days Post-Dose 1. Assay employs dilution of plasma, which underestimates in vivo inhibition Merck data on file, 2011 MK-3102: Once-Weekly DPP-4 Inhibitor With Predicted Efficacy Comparable to Sitagliptin

Leading in DPP-4 Inhibitors Merck Leadership in Diabetes: Summary Maintaining Leadership JANUMET XR MK-0431E Extensive clinical program in China Focusing on Innovative Next Generation Therapies MK-3102 New MOAs MOA=Mechanism of action

Diabetes and Endocrinology Franchise Diabetes JANUVIA/JANUMET JANUMET XR-Extended Release MK-0431D and MK-0431E MK-3102 Osteoporosis Odanacatib (MK-0822)

Odanacatib (MK-0822): Cathepsin K Inhibitor - a Novel Approach to the Treatment of Osteoporosis First-in-class, once-weekly oral therapy No special requirements for dosing Highly selective, non- lysosomotropic molecule Cathepsin K is a cysteine protease in osteoclasts that mediates the degradation of bone matrix Inhibition results in decreased bone resorption

Odanacatib: Potential for Differentiation vs. Other Antiresorptives

- ~25% of osteoporosis patients are bisphosphonate intolerant
- When compared to alendronate, odanacatib demonstrates:
  - Comparable effects on bone resorption markers
  - Less reduction of bone formation markers
- Potential for greater improvements in:
  - Bone mineral density
  - Cortical thickness
  - Bone strength

→ Fracture risk reduction

MERCK

1. Ovariectomized (OVX) rhesus monkey BSAP=Bone specific alkaline phosphatase; NTx=N-telopeptide Pickarski et al, Journal of Bone and Mineral Research. 2010 Comparable effects on bone resorption marker Vehicle ALN (equiv. exposure of 70 mg OW) ODN (equiv. exposure of 50 mg OW) Odanacatib Demonstrates Less Reduction of Bone Formation Marker vs. Alendronate in Non-human Primates1 Urinary NTx (Resorption) Percent Change vs. OVX Vehicle ?SE (at 18 months) -60 -40 -20 0 20 Less reduction of bone formation marker Serum BSAP (Formation) *p<0.01 vs. Alendronate -60 -40 -20 0 20 Percent Change vs. OVX Vehicle ?SE (at 18 months) *

Odanacatib Increases Volumetric Bone Density in a Non-human Primate Model1 1. Ovariectomized rhesus monkeyCabal et al, Journal of Bone and Mineral Research. 2010 Quantitative Computed Tomography Imaging of Femoral Neck (Integral Volumetric BMD) Mean Percent Change from Baseline (?SE) * 0 2 4 6 8 10 12 14 Month 18 *p=0.06 vs. Alendronate, p<0.001 vs. Vehicle Vehicle ALN (equiv. exposure of 70 mg OW) ODN (equiv. exposure of 50 mg OW)

II. Computational estimate of bone strength (FEA) Displacement I. High resolution image Finite Element Analysis (FEA): a Computational Method for Estimating Bone Strength III. Validation of FEA strength estimates with ex vivo mechanical testing 0 10 20 30 40 50 60 70 0 10 20 30 40 50 60 70 Peak Stress (MPa): Ex Vivo FEA Peak Stress (MPa): Mechanical compression Cabal et al, Journal of Bone and Mineral Research. 2010MPa= Megapascal

Odanacatib Increases Estimated Bone Strength in a Non-human Primate Model1 Month 18 0 5 10 15 20 Computed Peak Load(Mean % Change From Baseline ?SE) Finite Element Analysis Estimated Bone Strength of Femoral Neck Force 1.Ovariectomized rhesus monkeyCabal et al, Journal of Bone and Mineral Research. 2010 Vehicle ALN (equiv. exposure of 70 mg OW) ODN (equiv. exposure of 50 mg OW) * *p<0.05 vs. Alendronate, p<0.001 vs. Vehicle

Historical Comparison to Alendronate Urinary NTx(Resorption) Geometric Mean Percent Change From Baseline (?SE) Odanacatib Phase IIb2 3 4 5 2 1 Year -80 -60 -40 -20 0 20 Alendronate Phase III1 3 4 5 Year 2 1 -80 -60 -40 -20 0 20 Less Reduction of Bone Formation Marker (BSAP) Mechanism of Odanacatib is Fundamentally Different from that of Bisphosphonates in Postmenopausal Women Serum BSAP(Formation) -80 -60 -40 -20 0 20 3 4 5 2 1 Year 3 4 5 2 1 Year -80 -60 -40 -20 0 20 BSAP=Bone specific alkaline phosphataseNTx=N-telopeptide1. Merck data on file 2. Binkley et al, Journal of Bone and Mineral Research. 2011

DXA=Dual-energy x-ray absorptiometry1. Merck data on file 2. Binkley et al, Journal of Bone and Mineral Research. 2011 LumbarSpine FemoralNeck TotalHip Mean Percent Change in BMD From Baseline (?SE) 3 4 5 2 1 0 5 10 3 4 5 2 1 0 5 10 3 4 5 Year 2 1 0 5 10 3 4 5 Year 2 1 0 5 10 3 4 5 2 1 Odanacatib Phase IIb2 0 5 10 15 3 4 5 2 1 Historical Comparison to Alendronate Odanacatib Increases Bone Mineral Density in Postmenopausal Women as Measured by DXA

Odanacatib Increases Volumetric Bone Density and Cortical Thickness in Postmenopausal Women


Change in Femoral Neck Integral Volumetric BMD (mg/cm³)[1]
Δ=3.44%
p<0.001
Mean Percent Change from Baseline (±SE)
4
2
0
-2
Month 12
Month 24


Change in Femoral Neck Cortical Thickness[1]
Δ=7.04%
p<0.001
Mean Percent Change from Baseline (±SE)
6
4
2
0
-2
-4
Month 12
Month 24

Odanacatib 50 mg once weekly N=72

Placebo N=71

1. Quantitative computed tomography

BMD=Bone mineral density

Merck data on file, full-analysis-set population

MERCK

Change in Femoral Neck Strength by QCT Finite Element Analysis1 Computed Peak LoadMean Percent Change from Baseline (+-SE) Odanacatib 50 mg once weekly N=74 Placebo N=77 1. Fall loading conditionsQCT=Quantitative computed tomographyMerck data on file Odanacatib Increases Estimated Bone Strength in Postmenopausal Women 0 -1 -2 1 2 3 4 5 -3 Month 12 Month 24 ?=5.55%p<0.001 Force

Odanacatib Summary In postmenopausal women, odanacatib treatment:Demonstrated less reduction of markers of bone formation than has been observed with alendronate1Progressively increased BMD over 5 years at lumbar spine, femoral neck, and total hipIncreased cortical thicknessIncreased bone strength by finite element analysis 1. Historical comparison

Odanacatib: Current Status Phase III >16,000-patient, placebo-controlled fracture outcomes trial Study monitored by external Data Monitoring Committee Reviews unblinded data periodically to assess safety and efficacy Last met September 2011; recommended continuation of the trial without modification Two interim analyses planned Blinded, placebo-controlled extension study will initiate upon closeout of the primary fracture trial Patients to be continued on treatment for minimum total treatment duration of 5 years Anticipated filing: 2013

Darryle Schoepp Senior Vice President and Research Head, Neuroscience

Highlights from Neuroscience Insomnia Suvorexant (MK-4305) Reversal of Neuromuscular Blockade BRIDION Parkinson's Disease Preladenant Alzheimer's Disease MK-8931

Orexin Receptor Antagonists for Insomnia Insomnia is a disorder of impaired sleep onset, sleep maintenance, or sleep quality Common disorder affecting 10%-25% of population Can be a chronic disorder requiring daily medication Impairs health and reduces productivity Insomnia is under-diagnosed and under-treated Current insomnia treatments are dominated by GABA therapies that may be unsatisfactory to many patients Goals for insomnia therapy Generally safe for chronic use Shorten sleep onset Improve sleep maintenance Minimal residual effects GABA=Gamma-amino butyric acid

Orexin Receptor Antagonists Target Brain Sleep Physiology Facilitates transitions from wake to sleep by blocking orexin receptors Suppresses consciousness by targeting GABA receptors Pharmacology Sleep is targeted Many effects beyond insomnia: anxiolytic, muscle relaxant, anticonvulsant, preanesthetic/anesthetic Highly specific: Controls wakefulness Primary CNS inhibitory neurotransmitter with many functions Physiology Highly localized: ~70,000 neurons in hypothalamus Widespread: billions of neurons in all regions CNS Distribution Orexin GABA Mechanism

Suvorexant is a First-In-Class Orexin Receptor Antagonist for Insomnia A Phase IIb study in insomnia patients has demonstrated efficacy in sleep onset and sleep maintenance with little residual effect Currently in Phase III development Clinical studies include: Two pivotal efficacy studies (Protocols 028 and 029) Long-term safety study (Protocol 009) Assessments of next day residual effects Based on results of Phase IIb study, doses being evaluated 20 mg and 40 mg in non-elderly adults 15 mg and 30 mg in elderly adults to match the exposure in non-elderly Merck data on file

Suvorexant Efficacy was Maintained Over One Year Design: One-year, Phase III, randomized, double-blind study in patients with primary insomnia administered suvorexant 40 mg non-elderly, 30 mg elderly, or matched placebo Merck data on file 2011; Longitudinal Data Analysis/Full Analysis Set/Data-as-Observed CI=Confidence interval Sleep Onset Effects Subjective Time To Sleep Onset (sTSO) Suvorexant vs. Placebo at Month 12 p-value (nominal) <0.01 1 2 3 4 5 6 7 8 9 10 11 12 Time (months) -40 -30 -20 -10 0 10 Adjusted Mean Change from Baseline sTSO with 95% CI (minutes) Sleep Maintenance Effects Subjective Total Sleep Time (sTST) Suvorexant vs. Placebo at Month 12 p-value (nominal) <0.001 1 2 3 4 5 6 7 8 9 10 11 12 0 20 40 60 80 Time (months) Adjusted Mean Change from Baseline sTST with 95% CI (minutes) Suvorexant: n=492 (Month 1) Placebo: n=245 (Month 1) Suvorexant: n=492 (Month 1) Placebo: n=245 (Month 1)

Suvorexant Long-Term Safety Design: One-year randomized, double-blind study in patients with primary insomnia Dosing Regimen: Suvorexant 40 mg non-elderly, 30 mg elderly, or matched placebo Study Disposition MK-4305 N=522 (%) Placebo N=259 (%) Completed 61.7 62.5 Discontinued 38.3 37.5 Due to adverse event 11.5 8.5 Lack of efficacy 8.4 10.8 Merck data on file 2011

Suvorexant Lack of Next Day Effects: A Driving Study in the Elderly Next day driving performance is a regulatory expectation for defining the safety profile of a sleep drug Randomized, double-blind crossover study (N=24) of driving performance after suvorexant, zopiclone, and placebo Zopiclone significantly impaired driving compared with placebo Suvorexant did not impair driving compared with placebo Merck data on file 2011 Corresponds to impairment from a blood alcohol concentration of 0.05% * p<0.05 compared to placebo Standard Deviation of Lane Position (cm) mean +SE 15 16 17 18 19 20 Day 2 * Placebo Zopiclone Suvorexant 15 mg Suvorexant 30 mg

Summary: Orexin Receptor Antagonists for Insomnia Merck is the only company with publicly disclosed orexin receptor antagonists in clinical development Suvorexant Excellent clinical profile following acute and chronic administration Delivered a unique combination of sleep onset and sleep maintenance with minimal residual effects 1. Commercial launch depends on FDA approval and DEA scheduling review Anticipated filing: 20121 (US)

Highlights from Neuroscience Insomnia Suvorexant (MK-4305) Reversal of Neuromuscular Blockade BRIDION Parkinson's Disease Preladenant Alzheimer's Disease MK-8931

BRIDION (sugammadex): an Innovation in the Field of Anesthesia Provides predictable, complete, rapid reversal of neuromuscular blockade (NMB) induced by rocuronium or vecuronium Less potential risk for complications Binds steroidal neuromuscular blocking agents to inhibit their action at the neuromuscular junction TOF=Train of four Sabo D et al, Journal of Anesthesia and Clinical Research. 2011 Muscle responsiveness/residual paralysis at time of extubation % Patients with TOF ^0.9 96% 39.5% BRIDION Neostigmine

BRIDION: Status Update Broad acceptance in Japan Approved in 68 countries Completing follow-up studies to address FDA comments Multiple dose hypersensitivity study completed Studies to address modest changes in coagulation parameters Aspirin interaction study in healthy volunteers Completed Anticoagulant study in surgical patients First patient enrolled: 4Q 2011

Repeat Dose Hypersensitivity Study in Healthy Volunteers (P06042) with BRIDION At usual clinical dose of 4 mg/kg, no significant increased risk of hypersensitivity and no cases of anaphylaxis 16 mg/kg reserved for emergency use (cannot intubate/cannot ventilate) Adjudicated Placebo (N=150) n (%) [95% CI] 4 mg/kg (N=148) n (%) [95% CI] 16 mg/kg (N=150) n (%) [95% CI] Hypersensitivity 0 (0.0) [0.0, 2.4] 1 (0.7) [0.0, 3.7] 7 (4.7) [1.9, 9.4] Anaphylaxis: Sampson Criteria 0 (0.0) [0.0, 2.4] 0 (0.0) [0.0, 2.5] 1 (0.7) [0.0, 3.7] Anaphylaxis: Ruggeberg Criteria (Level 1 or 2) 0 (0.0) [0.0, 2.4] 0 (0.0) [0.0, 2.5] 3 (2.0) [0.4, 5.7] ClinicalTrials.gov Identifier: NCT00988065

No Clinically Relevant Interactions between BRIDION and Aspirin on Coagulation Parameters Young healthy male volunteers in a 4-period, placebo-controlled cross-over study with 4 mg/kg BRIDION and 75 mg of aspirin dosed for at least 7 days Endpoint Parameter Treatment comparison Geometric mean ratio 90% CI Clinically Relevant Bound Primary PA AUEC3-30min Aspirin + BRIDION vs. aspirin alone 1.01 (0.91, 1.13) 0.75 Secondary APTT AUEC3-30min Aspirin alone vs. BRIDION alone 1.01 (0.98, 1.04) 1.5 Secondary APTT AUEC3-30min BRIDION alone vs. placebo alone 1.06 (1.05, 1.07) 1.5 Secondary BT at 5 minutes Aspirin + BRIDION vs. aspirin alone 1.20 (1.00, 1.45) 1.5 Merck data on file APTT=Activated partial thromboplastin time; AUEC=Area under effect curve; BT=Bleeding time; PA=Platelet aggregation US resubmission anticipated: 2012

Highlights from Neuroscience Insomnia Suvorexant (MK-4305) Reversal of Neuromuscular Blockade BRIDION Parkinson's Disease Preladenant Alzheimer's Disease MK-8931

Preladenant: Novel Non-dopamine Therapy for Parkinson's Disease Parkinson's Disease affects ~1%-2% of those aged >60 years1 Motor symptoms include; tremor, muscle rigidity, and difficulty initiating and maintaining movement Current leading therapies are dopamine-based A2A antagonism by Preladenant is a non-dopamine mechanism A2A=Adenosine 2A 1. de Lau LM et al, Lancet Neurology. 2006

Adenosine 2A Receptor Antagonism: Novel Non-dopamine Approach for Parkinson's Disease Therapy Normal Parkinson's Disease A2A antagonism Normal movement Compromised movement Improved movement Adenosine Dopamine Adenosine Dopamine Adenosine Dopamine Low High Normal Low High Normal Low High Normal Low High Normal Low High Normal Low High Normal

Preladenant was Effective as Adjunctive Treatment in Moderate to Severe Parkinson's Patients Receiving Dopamine Therapy Phase IIb Study Showed efficacy in both off-time and on- time with no proportional increases in dyskinesias Generally well tolerated Hauser RA et al, Lancet Neurology. 2011 Placebo -2.5 -2.0 -1.5 -1.0 -0.5 0.0 0.5 1.0 1.5 2.0 2.5 Adjusted Mean +- SE Change (hours per day) Preladenant (twice daily) Change in Off-Time Change in On-Time 1 mg 2 mg * * 5 mg * * 10 mg *p<0.05 compared to placebo

Summary: Preladenant Effective non-dopamine therapeutic candidate for Parkinson's Disease symptoms Phase III ongoing Adjunctive therapy in patients with moderate to severe Parkinson's symptoms Added to existing dopaminergic therapy Monotherapy in patients with early disease Anticipated filing: 2014

Highlights from Neuroscience Insomina Suvorexant (MK-4305) Reversal of Neuromuscular Blockade BRIDION Parkinson's Disease Preladenant Alzheimer's Disease MK-8931

Alzheimer's Disease: a Health Crisis An irreversible, neurodegenerative disease with no current treatments to slow or halt its progression 5.4 million people in the US alone Incidence is growing rapidly, creating an unsustainable patient, caregiver, and economic burden http://www.alz.org/alzheimers_disease_facts_and_figures.asp

The Amyloid Hypothesis of Alzheimer's Disease

- Aβ peptides play a key role in Alzheimer's Disease pathophysiology
- The enzymes BACE-1 (β-site APP-cleaving enzyme) and γ-secretase generate Aβ peptides in the amyloidogenic pathway
- Inhibiting BACE provides a disease modifying approach



Amyloid Precursor Protein (APP)
sAPPβ
Aβ1-40 / 1-42 peptides
Aβ oligomerization & aggregation
BACE-1
Lumen
γ-secretase
Cytoplasm
Amyloid plaques

MERCK

Identification of a Brain Penetrant Small Molecule Inhibitor of BACE has been a Major Industry Challenge Difficult CNS target for a small molecule inhibitor Membrane bound intracellular protease Requires potent enzyme inhibition plus CNS penetration No clinical data yet demonstrating substantial A^ lowering in humans despite over 10 years of effort Merck has pioneered compounds optimized for in vivo CNS A^ lowering activity CNS=Central nervous system

MK-8931 Robustly Suppresses A^ Levels in CSF CSF A^ peptides were lowered >90% in once-daily oral, single, and multiple dose healthy volunteer studies without dose limiting side effects being observed MK-8931 Multiple Dose Phase I Study CSF=Cerebral spinal fluid Merck data on file 2011 Placebo (N=8) Dose A (N=6) Dose B (N=9) Baseline -2 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 0 40 80 120 160 CSF A?1-40 % of Baseline Day -1, 0 hours Day 14 (hours) Day 14 Dose (final dose) (lumbar puncture) (catheter sampling) 100

Merck Alzheimer's Disease BACE Program Alzheimer's Disease therapeutics is priority area for Merck The Amyloid Hypothesis of Alzheimer's Disease is the leading approach for disease modifying therapeutics BACE inhibition of amyloidogenic A? production is a promising means to test the Amyloid Hypothesis Merck BACE inhibitors MK-8931: lead compound Multiple back-up compounds Phase II initiation anticipated: 2012

Summary: Neuroscience Industry leading late stage pipeline with three novel and innovative first-in-class NMEs Suvorexant-Orexin antagonist for Insomnia BRIDION-NMB reversal Preladenant-Adenosine A2A antagonist for Parkinson's Disease First-in-class BACE inhibitor (MK-8931) for Alzheimer's Disease progression advancing to clinical efficacy trials A first-in-class Neuroscience portfolio addressing important unmet medical needs with novel mechanisms NME=New molecular entity

Adam Schechter Executive Vice President and President, Global Human Health

Performing While Transforming External Environment Transforming Commercial Model Launching and Maximizing Products Increasing Focus on Fast Growing Markets

External Environment Increasing Commercial Pressure Requires Action Significant patent expirations of "good" products Difficult global pricing/reimbursement environment Must exceed current standards of care Worldwide Health Care Reform/austerity measures constrain spending

Global Health Care Spending Increasing Global Spending and Spending Growth, 2001-2010 IMS April 2011 USD Billions

Transforming Commercial Model for Success Franchises Customer Business Lines Focus on Physicians/ Sales Representatives Payers, Governments, Multi-Channels Launching Products Maximizing Products Mature Markets Faster Growing Markets to and and and

Primary Care and Women's Health Hospital and Specialty Customer Business Lines Therapeutic Areas CUSTOMERS Franchises to Customer Business Lines Bone Cardiovascular Contraception Diabetes Fertility Insomnia Migraine Pain Respiratory Anti-Bacterial/Anti-Fungal Anesthetics Antiarrythmia Hepatitis C Virus (HCV) Human Immunodeficiency Virus (HIV) Immunology Oncology Ophthalmology Parkinson's & Alzheimer's Psychiatry Diversified Brands Anti-Infectives, Corticosteroids, BPH Cardiology Dermatology Respiratory, CNS, Other Vaccines Adult Vaccines Pediatric Vaccines

CBLs Require Distinct Strategies and Resources Primary Care and Women's Health Office services/distribution Clinical understanding but less promotion sensitive Government purchases/tenders Vaccines Diversified Brands Hospital and Specialty Sales representatives for thousands of physicians Generalists - more educational opportunities Access/reimbursement High science Compete with single-focus companies HSAs, specialty sales forces Focus on scientific leaders Pharmacy sales forces Distribution agreements Tenders/lowest cost manufacturing CBLs=Customer Business Lines; HSAs=Health Science Associates

CBLs Provide Focus on Geographic Strategy Global Human Health Diversified Brands Vaccines Hospital and Specialty Primary Care Europe/Canada United States Japan China Emerging Markets 0% 100% 25% 50% 75% Approximate percent of sales

Transforming Commercial Model for Success Franchises Customer Business Lines to Focus on Physicians/ Sales Representatives Additional Payers, Governments, Multi-Channels and Launching Products Maximizing Products and Mature Markets Faster Growing Markets and

60 70 80 2008 2009 2010 2011 China Spain South Korea 2011 Merck has Strong Customer Trust and Value Scores with Physicians #1 United States #1 #2 #1 Merck 85 95 2010 2011 82.8 80.7 79.3 78.5 78.3 0 100 A B C D 75 85 Mar '10 May '10 July '10 Sept '10 Jan '11 Mar '11 May '11 July '11 Sept '11

MCM to Provide Branded Education Channels to Reach Customers in Their Preferred Way Deliver Reach and Frequency Deeper Education Mobile & e-mail Online Media Strategic Approach Tactical Approach Utilizing Multi-Channel Marketing (MCM) to Increase Effectiveness & Efficiency

MCM Provides Greater Reach in China MCM Provides Greater Reach in China Sales Force Coverage 207,000 customers/1,233 counties Multi-Channel Coverage 260,000 customers/2,572 counties

Early Planning with Payers Leads to Market Success Payer & Market Access Considerations Target Diseases with Unmet Medical Needs Trial Designs with Endpoints to Optimize Pricing, Access and Reimbursement Target Product Profiles that Payers Will Pay For Managed Care Success Speed of Reimbursement Early Planning Market Success

Franchises Customer Business Lines Focus on Physicians/ Sales Representatives Additional Payers, Governments, Multi-Channels Launching Products Maximizing Products Mature Markets Faster Growing Markets to and and and Transforming Commercial Model for Success

New Products, Emerging Markets and In-Line Growth Anticipated to Offset Headwinds AZN=AstraZeneca Headwinds Austerity Measures/HCR AZN Option Immunology SINGULAIR Patent Expiry Growth Drivers Core Products Emerging Markets JANUVIA Franchise Launch Products

Top 10 Core Products Perform Well 1. YTD-3Q'11 growth in USD Millions Year-Over-Year $ Growth1 (95) 45 195 (454) 152 75 380 1,708 (167) 168 964 (1,000) (500) 0 500 1,000 1,500 2,000 TEMODAR PROQUAD-MMRII-VARIVAX GARDASIL NASONEX ISENTRESS COZAAR-HYZAAR REMICADE ZETIA-VYTORIN JANUVIA-JANUMET SINGULAIR Total Global Human Health

Global Patient Days of Therapy (Millions) 0 50 100 150 200 250 300 350 400 450 500 Q4'06 Q1'07 Q2'07 Q3'07 Q4'07 Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Sitagliptin Family 72% Share1 JANUVIA Franchise Shows Strong Growth Vildagliptin Family Saxagliptin Family Alogliptin Family Linagliptin Family IMS 1. Global DPP-4 market=Dipeptidyl Peptidase-4

Franchise Management Leads to Growth JANUMET XR1 1. Under review in the US 2006 3Q'07 3Q'08 3Q'09 3Q'10 3Q'11 Net Sales (USD Millions)

Insulin T1D DPP4 $4.1 GLP1 BIG SU Others PPAR Insulin T2D 0.1 0.13 0.03 0.02 0.05 0.07 0.19 0.41 Weekly DPP-4 is a Significant Potential Opportunity DPP-4 class anticipated to grow significantly MK-3102: Combining DPP-4 inhibition with convenient once weekly dosing Goal is to grow DPP-4 class and Merck share 1. Evaluate Pharma 2. IMS T1D=Type 1 Diabetes; T2D=Type 2 Diabetes; GLP1=Glucagon-like Peptide; PPAR=Peroxisome Proliferator-Activated Receptor; BIG=Biguanide (Metformin) 2010 WW Diabetes Market1 $30.5B 2016 WW Diabetes Market1 $44.2B Insulin T1D DPP4 $13.6 GLP1 BIG SU Others PPAR Insulin T2D 0.08 0.31 0.08 0.02 0.04 0.04 0.02 0.38 Market in Patient Days of Therapy2 Sulfonylureas (SU): 37% Metformin: 38%

REMICADE Continues to Show Strong Growth 3Q'07 3Q'08 3Q'09 3Q'10 3Q'11 PsO=Psorasis 94.05356056 130.6352941 130.92 168.5297158 171.96 UC=Ulcerative Colitis 103.3657943 171.4588235 196.38 308.8087855 372.58 CD=Crohn's Disease 500.0669507 685.8352941 720.06 979.0310078 1031.76 PsA=Psoratic Arthrits 86.60377358 140.8411765 144.2017391 185.0904393 200.62 AS=Ankylosing Spondylitis 226.2872794 310.2588235 335.8382609 345.8268734 372.58 RA=Rheumatoid Arthritis 519.6226415 642.9705882 654.6 651.7131783 716.5 Crohn's Disease Ulcerative Colitis Psoriasis Rheumatoid Arthritis Ankylosing Spondylitis Psoriatic Arthritis Net Sales1 (USD Millions) 1. Moving Annual Total 2,082 1,530 2,182 2,639 2,866

SIMPONI is Launching Well in the EU 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 Post-Launch Period (Month) Market Share % SIMPONI Cimzia RoActemra IMS

VICTRELIS Volume and Share is Increasing VA Opportunity VICTRELIS added to VA formulary VA: Largest number of Hepatitis C patients in US Managed Care Progress VICTRELIS is covered by: ~60% of commercial plans ~40% of Med Part D plans Increasing Medicaid formulary approvals, including several with preferred status VICTRELIS Weekly Share Growing US Weekly Script Data IMS VA=Veteran Administration 0 500 1000 1500 2000 2500 7/15/2011 7/22/2011 7/29/2011 8/5/2011 8/12/2011 8/19/2011 8/26/2011 9/2/2011 9/9/2011 9/16/2011 9/23/2011 9/30/2011 10/7/2011 10/14/2011 10/21/2011 10/28/2011 Weekly TRx Incivek VICTRELIS 4 week rolling growth rate is 18%

VICTRELIS is Approved in Over 40 Countries VICTRELIS Launched and Reimbursed United States Germany France Canada1 1. National reimbursement, provincial reimbursement discussions ongoing Norway Sweden Finland Denmark VICTRELIS Launched Belgium Brazil Luxembourg Netherlands Puerto Rico Spain England

MK-5172: First Pan-genotypic Protease Inhibitor Limitations of current DAAs Resistance variants Lack of efficacy data in Genotypes 2 to 6 Complexity of administration Need for Interferon HCV market will expand New classes lead to interferon-free regimens Opportunities: Further improve SVR rates Address genotypes prevalent ex-US Address resistance variants Simplicity of administration HCV Market Today Market Opportunity in 5+ Years DAAs=Direct-Acting Antivirals MK-5172 High Potency Pan- genotypic Efficacy High Barrier to Resistance Unprecedented Profile QD, No Food Effect

2010 Ranked #3 in 2010 WW sales Broad pediatric and adult portfolio Growth driven by 3 key products GARDASIL ZOSTAVAX ROTATEQ Vaccine market projected to grow at >5% CAGR, 2010-16 2005 2010 Pediatric 842 3073 Adult 238 690 Other 18 23 2005 28% CAGR Net Sales $3.8 B $1.1 B Merck has developed > 1/3 of world's vaccines for children, adolescents and adults Merck Vaccines Contribute to Growth Evaluate Pharma

HPV types 16 & 18 cause ~70% of HPV associated cervical cancer Types 6 & 11 cause genital warts V503 aims for broader HPV associated cancer protection (~87%) Support retention of US market share Support increased share ex-US 6 11 16 18 GARDASIL V503 6 11 31 33 45 52 58 Cervarix 16 18 16 18 V503: Designed for Broader Cancer Protection

Potential Commercial Opportunity High unmet need for prevention in IC patients V212: To Prevent Herpes Zoster (HZ) in Immunocompromised (IC) Patients Herpes Zoster Market First HZ vaccine inactivated for use in IC patients IC patients are contra-indicated to receive ZOSTAVAX ~2 million adult cancer patients are at risk for HZ IC patients at increased risk for severe, life-threatening complications 4 injections Stored at room temperature V212 Autologous-HCT Solid Tumor Malignancies on chemotherapy Hematologic Malignancies Older Adults (50+) Prevalent Population (US, EU18, Canada, Australia) 85,000 1,200,000 800,000 HZ-Incidence per 1000 patient-years 0 50 100 150 200 ~200 ~25-70 ~15-80 ~7-11 HCT=Hematopoietic Cell Transplant

Suvorexant: An Innovation to Improve Sleep High prevalence up to 30% of general population ~$2 B market >18 million US patients treated 30% are chronically treated 80% with sleep maintenance difficulties 10% of patients switch treatments Patients unsatisfied with current therapy Existing therapies have residual effects New MOA does not globally suppress the brain Orexin: A new mechanism with the goal to deliver on: Safe chronic use Sleep onset Sleep maintenance Minimal residual effects Insomnia Market Potential Commercial Opportunity

Odanacatib: Represents a Significant Opportunity

Osteoporosis Market

- Affects ~200 million women WW
- ~20% patients currently treated
- 33% dependent or in nursing home one year after hip fracture
- ~25% of patients cannot tolerate bisphosphonates
- Bisphosphonate usage declining

Potential Commercial Opportunity

- Unique, reversible MOA that may translate into differentiated efficacy
  - Significant 9%-11% increases in BMD at hip in Phase IIb at 5 years
- Large scale fracture trial at launch
- Convenient once weekly oral regimen with good safety profile

MERCK

Tredaptive: Launch with Outcomes Data

Cholesterol Market	Potential Commercial Opportunity
• Substantial (~65%) residual CV risk despite statin therapy	• Efficacy across multiple lipid parameters (LDL-C, HDL-C, TGs)
• Large market; 1% US share represents >$400 million	• Ability to help patients reach optimal 2 gram dose
• Niacin annual sales ~$1.1 billion despite tolerability issues	• First lipid drug to launch with outcomes data

MERCK

BRIDION: First-In-Class Selective Relaxing Binding Agent (SRBA)

Reversal Market

- Unmet needs in the market
  - Deep block through end of surgery
  - Rapid and predictable reversal
- Market dynamics
  - US: ~50% of eligible patients reversed
  - Japan: ~70% of eligible patients reversed
  - Neostigmine is the current SOC
    - Less effective in deeper block
    - Concomitant medication for side effects

Potential Commercial Opportunity

- BRIDION: first-in-class SRBA
  - Quick reversal
  - No concomitant medicines
  - No new competition expected
- Launched in 42 markets
  - Sales: $141 million (YTD-3Q'11)
  - Japan: 175% sales growth YTD
  - US: Resubmission 2012

SOC=Standard of Care

MERCK

Franchises Customer Business Lines Focus on Physicians/ Sales Representatives Additional Payers, Governments, Multi-Channels Launching Products Maximizing Products Mature Markets Faster Growing Markets to and and and Transforming Commercial Model for Success

Merck Sales: US Top 10 Franchises1 1. 3Q'11 YTD % Change (year-over-year) 2. IMS Must Maintain Success in US US Pharmaceutical Market Sales of ~$312B in 2010, expected to grow by a CAGR of 2.4% to 20152 Evolution Index vs. Last Year2 US market share is growing 88 89 92 91 95 92 91 89 99 101 106 105 103 80 85 90 95 100 105 110 115 120 Aug 2010 Sep Oct Nov Dec Jan 2011 Feb Mar Apr May Jun Jul Aug MSD 3% (4%) 4% 1% 18% (11%) 25% (6%) 19% 8% (15%) (10%) (5%) 0% 5% 10% 15% 20% 25% 30% EMEND AVELOX NUVARING TEMODAR MAXALT NASONEX ISENTRESS ZETIA-VYTORIN JANUVIA-JANUMET SINGULAIR 7 of top 10 franchises are growing

95 94 95 98 96 94 96 97 100 101 101 96 103 80 85 90 95 100 105 Aug 2010 Sep Oct Nov Dec Jan 2011 Feb Mar Apr May Jun Jul Aug MSD Merck Sales: EU/Can Top 10 Franchises1 Must Maintain Success in EUCAN Region Evolution Index vs. Last Year2 8% (13%) 9% (36%) 12% 29% 2% 56% 7% 11% (60%) (40%) (20%) 0% 20% 40% 60% 80% NASONEX FOSAMAX CLARINEX COZAAR-HYZAAR CANCIDAS ISENTRESS SINGULAIR JANUVIA-JANUMET ZETIA-VYTORIN REMICADE 1. 3Q'11 YTD % Change (year-over-year) 2. IMS EU market share is growing in 2011 Core patented products continue to grow EU Pharmaceutical Market Sales of ~$208 USD Billion in 2010, expected to grow by a CAGR of 2.1% to 20152

Emerging Markets Tailored 'One Merck' Capabilities Business Development Talent Management, Culture and Mindset In-line & Core Brands New Product Launches Diversified Brands Innovative Branded Generics Organic In-organic Transformational Growth Emerging Markets Strategy Tailored to Local Needs

Merck is Allocating Resources for Growth 2008 2009 2010 2011 North 9736 8904 5970 5850 2009 2010 2011 North 2400 3100 3500 2009 2010 2011 North 12092 10026 8904 ~40% ~30% ~50% United States EU China Sales Personnel

Emerging Markets: Sales are Growing Emerging Markets are expected to account for 25% of pharmaceutical and vaccine sales in 2013 Emerging Markets (Brazil, Russia, India, China, Korea, Turkey, Mexico) 2,552 134 104 95 97 95 85 76 199 141 180 Emerging Markets - Top 10 Products in Core 7 Markets YTD 3Q'11 Sales USD millions and year-over-year growth 33% 21% 26% 14% 18% 36% 38% 17% 16% 14% 1% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% GARDASIL CANCIDAS TEMODAR ZETIA-VYTORIN PEGINTRON PROSCAR JANUVIA-JANUMET PRIMAXIN COZAAR-HYZAAR SINGULAIR Total EM 7

Stable and reasonably predictable operating environment Experienced leadership teams and steadily increasing depth of talent Strong operating results Performing Well New team recently in place Renewed focus on core growth drivers Improved performance and strong volume growth Improving Russia: New environment; Merck is catching up India: Fast growing but fragmented marketplace Turkey: Aggressive cost containment measures Opportunity to Transform China, Mexico, South Korea Brazil Russia, India, Turkey Emerging Markets: Progress Differs by Country

Pharmaceutical Market Sales USD Billions1 MSD China Sales USD Millions 13.7% CAGR Merck Sales Demonstrate Strong Growth in China 1. IMS

MSD China Sales Growing Faster than the Market 91.5 91.5 92.7 92.7 94.5 96.1 97.2 98.7 100.2 101.1 101.9 102.2 102.5 90 92 94 96 98 100 102 104 Aug 2010 Sep Oct Nov Dec Jan 2011 Feb Mar Apr May Jun Jul Aug MSD Local MNC Evolution Index vs. Last Year MSD is #7 in sales and #1 in volume growth among MNCs in China IMS

88 106 85 81 81 108 83 113 103 82 114 107 105 60 70 80 90 100 110 120 130 140 MSD Brazil is a Turn-Around Opportunity for Merck MSD Brazil Sales USD Millions 1. IMS Immunology sales include revenue from REMICADE Evolution Index vs. Last Year1 0 50 100 150 200 250 1Q'11 2Q'11 3Q'11 Aug 2010 Sep Oct Nov Dec Jan 2011 Feb Mar Apr May Jun Jul Aug 192 212 195 Brazil Pharmaceutical Market Sales of ~$21 USD Billion in 2010, expected to grow by a CAGR of 9% to 20201 Focus is on stabilizing share growth Business is growing excluding immunology

2nd Largest Market in the World Positive Demographic & Economic Trends Favorable Policy/ Pricing Innovation Environment R&D/ Regulatory Commitment A positive environment exists in Japan Japan is a Fast Growing Mature Market

Six New Products Launched in Japan in One Year Additional Launches Planned 0 200 400 600 800 1,000 1,200 1Q'10 2Q'10 3Q'10 4Q'10 1Q'11 2Q'11 3Q'11 Sales USD millions Core Products Launch Products 811 902 855 1,077 1,163 1,104 1,114

IMS, September MAT sales; growth YoY MSD is Fastest Growing in Japan Japan Sales USD Billions Growth $3.5 $4.1 $4.1 $4.3 $4.3 $4.5 $4.5 $5.6 $6.6 $5.9 13.1%

Performing While Transforming In 2012 GHH's goal is to maintain revenue and grow operating income in a difficult economic and Payer environment by: Maximizing each customer business line for revenue and profitability Transforming our commercial model through multi-channel management and increased focus on demonstrating value Working with our research colleagues to demonstrate value in each pipeline product based upon our customers' definition Strong launches while maximizing each product Growing in large mature markets while accelerating growth in emerging markets